Execution Version
ASSET PURCHASE AGREEMENT
BY AND AMONG
WOLF PACK RENTALS, LLC,
AS SELLER,
KLX ENERGY SERVICES LLC,
as Buyer,
KLX ENERGY SERVICES HOLDINGS, INC.,
as Issuer,
and
(solely for purposes of Section 8.05)
STEVIE COOPER and STEWART COOPER

Dated: June 2, 2026

TABLE OF CONTENTS
Page
Section 1.01    Certain Defined Terms    5
Section 1.02    Other Definitional and Interpretive Matters    17
ARTICLE II SALE AND PURCHASE OF ASSETS    18
Section 2.01    Assets to be Acquired    18
Section 2.02    Assumed Obligations    20
Section 2.03    Excluded Assets    20
Section 2.04    Limitation on Assumption of Liabilities and Obligations    21
Section 2.05    Consent to Assignment    21
ARTICLE III PURCHASE PRICE: POST-CLOSING ADJUSTMENT; INVESTMENT ALLOCATIONS    22
Section 3.01    Purchase Price and Payment    22
Section 3.02    Deferred Payments    25
Section 3.03    Purchase Price Allocation    27
Section 3.04    Withholding    28
ARTICLE IV CLOSING; DOCUMENTS OF CONVEYANCE    28
Section 4.01    Closing    28
Section 4.02    Bill of Sale and Assignment and Assumption Agreement    28
Section 4.03    Other Instruments of Conveyance    29
Section 4.04    Other Deliveries at Closing    29
Section 4.05    Transfer Taxes    30
Section 4.06    Certain Matters Related to Asset Taxes    30
Section 4.07    Transfer of Possession    31
Section 4.08    Other Actions and Instruments    31
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE BUYER AND ISSUER    31
Section 5.01    Organization, Good Standing and Qualification    31
Section 5.02    Power and Authority    32
Section 5.03    Validity of Contemplated Transactions    32
Section 5.04    Regulatory Approvals    32
Section 5.05    Litigation    32
Section 5.06    Brokers’ or Finders’ Fees    32
Section 5.07    Issuer SEC Reports; Financial Statements    33
Section 5.08    Listing Exchange    33
Section 5.09    Disclaimer    33
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE SELLER    34
Section 6.01    Organization, Good Standing and Qualification    34
Section 6.02    Power and Authority    34

Section 6.03    Validity of Contemplated Transactions    35
Section 6.04    Consents    35
Section 6.05    Organizational Documents    35
Section 6.06    [Reserved]    35
Section 6.07    Condition of and Title to Purchased Assets    35
Section 6.08    Material Contracts    35
Section 6.09    Real Property    38
Section 6.10    Assumed Obligations    39
Section 6.11    Financial Statements    39
Section 6.12    Taxes    40
Section 6.13    No Undisclosed Liabilities    40
Section 6.14    Litigation; Compliance with Laws    40
Section 6.15    Permits and Licenses    41
Section 6.16    Intellectual Property    41
Section 6.17    Sufficiency of Purchased Assets    42
Section 6.18    Labor and Employment Matters    42
Section 6.19    Inventory    44
Section 6.20    Absence of Changes    44
Section 6.21    No Affiliates’ Assets, Leases or Contracts    46
Section 6.22    Insurance Coverages    46
Section 6.23    Environmental Matters    46
Section 6.24    Customers and Sales    48
Section 6.25    Accounts and Notes Receivable and Payable    48
Section 6.26    Uncleared Checks    48
Section 6.27    Benefit Plans    49
Section 6.28    Broker’s or Finder’s Fees    50
Section 6.29    Foreign Person    50
Section 6.30    Anti-Corruption and Trade Controls    50
Section 6.31    Disclaimer    50
ARTICLE VII INDEMNIFICATION    51
Section 7.01    Indemnification by the Seller    51
Section 7.02    Indemnification by the Buyer    51
Section 7.03    Certain Limitations    52
Section 7.04    Notice and Procedure    54
Section 7.05    Manner of Payment    55
Section 7.06    Exclusive Remedy    56
ARTICLE VIII CONDUCT OF THE PARTIES AFTER CLOSING    56
Section 8.01    Cooperation; Receivables    56
Section 8.02    Access to Books and Records; Financial Statements    57
Section 8.03    Manufacturers’ Warranties    57
Section 8.04    Ownership and Use of Name    58
Section 8.05    Non-competition; Non-solicitation; Non-disparagement; Confidentiality    58

Section 8.06    Transactional Expenses    61
Section 8.07    Tax Cooperation; Tax Proceedings    61
Section 8.08    Employee Matters    61
Section 8.09    Insurance Matters    62
ARTICLE IX MISCELLANEOUS    63
Section 9.01    Notices    63
Section 9.02    Assignability and Parties in Interest    64
Section 9.03    Counterparts    64
Section 9.04    Waiver    65
Section 9.05    Complete Agreement    65
Section 9.06    Modifications and Waivers    65
Section 9.07    Amendments    65
Section 9.08    Severability    65
Section 9.09    Time of Essence    65
Section 9.10    No Benefit to Others    65
Section 9.11    Attorneys’ Fees    66
Section 9.12    Public Announcements    66
Section 9.13    Survival of Agreement    66
Section 9.14    Specific Performance    67
Section 9.15    Choice of Law; Jurisdiction; Venue; Waiver of Jury Trial    67

Annex A – Accounting Principles
Annex B – Form of Registration Rights Agreement

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (this “Agreement”), is made and entered into June 2, 2026, by and among Wolf Pack Rentals, LLC, a Texas limited liability company (the “Seller”), KLX Energy Services LLC, a Delaware limited liability company (the “Buyer”), KLX Energy Services Holdings, Inc., a Delaware corporation and parent company of the Buyer (the “Issuer”) and, solely for purposes of Section 8.05, Stevie Cooper and Stewart Cooper (collectively, the “Seller Owners”).
W I T N E S S E T H:
WHEREAS, the Seller is engaged in the business of renting accommodation units and related support services to customers in the oilfield industry (the “Business”); provided that, for the avoidance of doubt, the term “Business” shall not include manufacturing of accommodation units;
WHEREAS, the Seller desires to directly or indirectly grant, sell, transfer, convey, assign and deliver to the Buyer, and the Buyer desires to purchase and acquire from the Seller, all of the Purchased Assets (as defined herein), upon the terms and subject to the conditions set forth herein;
WHEREAS, the Purchased Assets constitute substantially all of the assets of the Seller; and
WHEREAS, the Seller, the Buyer and certain of their respective Affiliates shall enter into the Ancillary Agreements (as defined herein) as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises, covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement do hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01    Certain Defined Terms. Except as otherwise defined in this Agreement, capitalized terms used herein will have the respective meanings set forth below:
“AAA” is defined in Section 3.01(c)(iii).
“Accounting Principles” means the accounting principles set forth in Annex A hereto.
“Accounts Receivable” means all accounts receivable of the Seller as of the Effective Time and the proceeds thereof after the Effective Time.
“Additional Ford Indebtedness” means the outstanding indebtedness in respect of the following vehicles: (i) Ford F350 with vehicle identification number 1FD8X3FT2TED78115 (Asset ID WP 181), (ii) Ford F350 with vehicle identification number 1FD8X3FT6TED92180

(Asset ID WP 182) and (iii) Ford F250 with vehicle identification number 1FT7W2BTXTEC47307 (Asset ID WP 183).
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.
“Aggregate Deferred Payment Amount” means the First Deferred Payment Amount and the Second Deferred Payment Amount, collectively.
“Agreement” is defined in the Preamble.
“Ancillary Agreements” means the Bill of Sale and Assignment and Assumption Agreement, the Transition Services Agreement, the Employment Agreement and any other documents contemplated hereby or executed in connection herewith.
“Asset Taxes” means ad valorem, property, excise, sales, use and similar Taxes based upon the operation or ownership of the Purchased Assets or the Business or the receipt of proceeds therefrom, but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.
“Assumed Contracts” is defined in Section 2.02(c).
“Assumed Obligations” is defined in Section 2.02.
“Assumed Purchase Orders” is defined in Section 2.02(d).
“Base Purchase Price” means $17,000,000.
“Basket” is defined in Section 7.03(c).
“Bill of Sale and Assignment and Assumption Agreement” is defined in Section 4.02.
“Business” is defined in the Recitals.
“Business Day” means any day which is not a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas.
“Buyer” is defined in the Preamble.
“Buyer Fundamental Representations” is defined in Section 7.03(b).
“Buyer Indemnitees” is defined in Section 7.01(a).
“Buyer Material Adverse Effect” is defined in Section 5.01.

“Cap” is defined in Section 7.03(c).
“CERCLA” is defined in Section 6.23(b).
“Chosen Courts” is defined in Section 9.15(a).
“Claim Notice” is defined in Section 7.04(a).
“Closing” is defined in Section 4.01.
“Closing Date” is defined in Section 4.01.
“Closing Statement Dispute Notice” is defined in Section 3.01(c)(ii).
“Code” means the Internal Revenue Code of 1986, as amended.
“Command Center 1 and 2 Amount” means the financed balance on Command Center 1 (Asset ID T900) and Command Center 2 (Asset ID T901) (as such assets are referenced on Section 2.02(a) of the Disclosure Schedules under the heading “Certain Assumed Debt Obligations).
“Command Center 3 and 4 Amount” means the account payable in respect of Command Center 3 (Asset ID T902) and Command Center 4 (Asset ID T903) (as such assets are referenced on Section 2.02(a) of the Disclosure Schedules under the heading “Certain Assumed Debt Obligations).
“Confidential Information” means any information with respect to the Seller, the Purchased Assets, or the Business, including methods of operation, customer lists, products, prices, fees, costs, technology, inventions, trade secrets, know-how, software, marketing methods, plans, personnel, suppliers, competitors, markets or other specialized information or proprietary matters. “Confidential Information” does not include, and there will be no obligation hereunder with respect to, information that (i) is generally available to the public on the Closing Date, (ii) becomes generally available to the public after the Closing Date other than as a result of a disclosure not otherwise permitted hereunder or (iii) is solely related to the Excluded Obligations.
“Controlled Group Liabilities” means any and all Liabilities of the Seller or any of its ERISA Affiliates (i) under Title IV of ERISA, (ii) under Sections 206(g), 302 or 303 of ERISA, (iii) under Section 412, 430, 431, 436 or 4971 of the Code, (iv) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of any foreign Laws.
“Customer Lists” is defined in Section 2.01(g).
“Debt-Like Items Amount” means, without duplication, the amounts of (i) any accrued state income Tax, (ii) capital expenditures treated as accounts payable, (iii) unpaid customer audit settlements, and (iv) accrued vacation pay with respect to any of the Transferred Employees.
“De Minimis Threshold” is defined in Section 7.03(c).
“Disputed Items” is defined in Section 3.01(c)(ii).
“Effective Time” is defined in Section 4.01.
“Employee” is defined in Section 6.18(a).
“Employee Benefit Plan” means each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), whether or not such plan is subject to any provisions of ERISA, or any qualified or non-qualified current or deferred compensation (other than base salary and base wages), incentive, personnel policy, stock right, stock purchase, stock appreciation right, stock option, restricted stock, equity or equity-based, phantom equity, severance, separation, retention, employment, consulting, change-of-control, bonus, incentive, deferred compensation, paid time off, executive compensation or supplemental income, phantom equity, independent contractor, employment, change of control, retirement, pension, profit-sharing, stock bonus, salary continuation, tuition assistance, dependent care assistance, legal assistance, vacation, fringe benefit (cash and non-cash), group or individual health, medical, dental, vision, disability, life insurance or survivor benefit, and any other type of benefit or compensation plan, program, agreement, policy, contract or arrangement, whether written or unwritten, that the Seller maintains, sponsors or contributes to, either directly or indirectly, or with respect to which the Seller has any Liability.
“Employment Agreement” is defined in Section 4.04(a)(ii).
“Encumbrance” means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, charge, claim, easement, license, adverse claim of ownership or use, restriction on transfer or preferential purchase right (such as a right of first refusal or similar right), defect of title, security interest, financing statement or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).
“Enterprise Lease” means that certain Master Equity Lease Agreement, dated March 20, 2023, by and between Enterprise FM Trust, a Delaware statutory trust and Wolf Pack Energy Services, LLC .
“Environmental Laws” is defined in Section 6.23(f)(ii).
“Environmental Permits” is defined in Section 6.23(a).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations thereunder.

“ERISA Affiliate” means, with respect to any Person, any entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes such Person, or that is a member of the same “controlled group” as such Person pursuant to Section 4001(a)(14) of ERISA.
“Estimated Adjusted Purchase Price” means the Base Purchase Price, minus the Estimated Indebtedness Adjustment, minus the Estimated Property Tax Adjustment, plus the Command Center 1 and 2 Amount, minus the Debt-Like Items Amount.
“Estimated Closing Statement” is defined in Section 3.01(a).
“Estimated Indebtedness Adjustment” is defined in Section 3.01(a).
“Estimated Property Tax Adjustment” is defined in Section 3.01(a).
“Estimated Working Capital” is defined in Section 3.01(a).
“Estimated Working Capital Excess” means the amount, if any, by which (i) the Estimated Working Capital exceeds (ii) the Working Capital Target; provided, however, that the aggregate Estimated Working Capital Excess shall not exceed $300,000.
“Estimated Working Capital Shortfall” means the amount, if any, by which (i) the Working Capital Target exceeds (ii) the Estimated Working Capital; provided, however, that the Estimated Working Capital Shortfall shall be deemed to be $0 until the shortfall exceeds $300,000 (the “Shortfall Deductible”), in which event the Estimated Working Capital Shortfall shall be deemed to be an amount equal to the excess of such shortfall above the Shortfall Deductible.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Assets” is defined in Section 2.03.
“Excluded Obligations” means all Liabilities and obligations of the Seller or its Affiliates (or otherwise relating to the Seller, its Affiliates, the Business or the Purchased Assets) other than the Assumed Obligations, including all Liabilities and obligations:
(i)    relating to any claims (whether asserted before or after the Closing Date) for any breach of a representation, warranty or covenant, or for any claim for indemnification, contained in any Assumed Contract agreed to be performed pursuant to this Agreement by the Buyer, to the extent that such breach or claim arises out of or by virtue of the Seller’s performance or nonperformance thereunder prior to the Effective Time, it being understood that, as between the Parties hereto, this subsection will apply notwithstanding any provision which may be contained in any form of consent to the assignment of any such Assumed Contract, which by its terms, imposes such Liabilities upon the Buyer and which assignment is accepted by the Buyer notwithstanding the presence of such a provision;

(ii)    relating to product warranty or other warranty Liabilities of the Seller with respect to any products, merchandise or services of the Business sold or rendered on or prior to the Effective Time, including product recalls as a result of design defects or defective materials; it being understood and agreed that any such claim or Liability asserted after the Closing Date arising out of any such sale or service prior to the Effective Time will be considered to be a claim against or a Liability of the Seller and therefore not assumed hereunder by the Buyer;
(iii)    relating to Liabilities of the Seller or its Affiliates for injury to or death of persons or damage to or destruction of property (including any worker’s compensation claim) with respect to acts or omissions by the Seller or its Affiliates or the Business which occur on or prior to the Effective Time regardless of when said claim or Liability is asserted; it being understood and agreed that any such claim or Liability asserted after the Closing Date, but arising from acts or omissions by the Seller or its Affiliates which occur before the Effective Time will be considered to be a claim against or a Liability of the Seller for injury to or death of persons or damages to or destruction of property and therefore not assumed hereunder by the Buyer;
(iv)    of the Seller or any of its Affiliates arising out of or relating to infringement, misappropriation of or other conflict with the rights of any Person;
(v)    arising out of violations of any Law;
(vi)    arising out of or relating to any Environmental Law or Hazardous Material;
(vii)    in respect of any Proceeding involving the Seller or related to the Business or any Purchased Asset (arising on or prior to the Closing Date) (whether asserted or commenced before or after the Closing Date);
(viii)    relating to the Excluded Assets;
(ix)    with respect to Indebtedness of the Seller or dividends payable by the Seller whether incurred or accrued before or after the Closing Date;
(x)    relating to the equity interests of the Seller, or any shareholders agreement or partnership operating agreement to which the Seller is a party;
(xi)    relating to obligations of the Seller under this Agreement;
(xii)    relating to any transactions between the Seller and any of its Affiliates whether occurring before or after the Closing Date;
(xiii)    for any and all Seller Taxes;
(xiv)    under capitalized leases with respect to which the Seller is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which the Seller assures a creditor against loss;

(xv)    relating to Encumbrances on the Purchased Assets arising on or before the Closing Date other than Permitted Encumbrances;
(xvi)    any amounts payable for fees or expenses incurred by the Seller in respect to this Agreement or any agreement contemplated hereby and/or the Transactions or otherwise in connection with the Seller’s sale of the Business and all amounts payable in connection with any employee transaction bonuses;
(xvii)    that are Retained Employee-Related Liabilities;
(xviii)    set forth on Schedule 1.01(a); and
(xix)    without limitation by the specific enumeration of the foregoing, any other obligation or Liability not expressly included in the definition of Assumed Obligations.
“Facilities” is defined in Section 6.09(c).
“Final Adjusted Purchase Price” means the Base Purchase Price plus the Working Capital Excess or minus the Working Capital Shortfall, as applicable, minus the Indebtedness Adjustment, minus the Property Tax Adjustment, plus the Command Center 1 and 2 Amount, minus the Debt-Like Items Amount. For purposes of this definition, the Working Capital Excess or the Working Capital Shortfall, as applicable, will be finally determined pursuant to Section 3.01(c).
“Final Closing Statement” is defined in Section 3.01(c)(i).
“Financial Statement Date” is defined in Section 6.10.
“Financial Statements” is defined in Section 6.10.
“First Deferred Payment Amount” means an amount equal to $1,500,000, as it may be reduced pursuant to Section 2.05(b), Section 3.01(d)(ii) and Section 7.05(a)(ii).
“First Deferred Payment Date” means the date that is 180 days following the Closing Date.
“Fixed Assets” is defined in Section 2.01(a).
“GAAP” means the United States generally accepted accounting principles.
“General Survival Period” is defined in Section 7.03(a).
“Governmental Entity” means any government, agency, governmental department, commission, board, body, department, authority, bureau, court, arbitration panel, arbitrator or arbitration body, or instrumentality of the United States of America or any other country or any tribal, state or other political subdivision thereof (whether now or hereafter constituted and/or existing) and any entity exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.
“Hazardous Materials” is defined in Section 6.23(f)(i).
“Income Taxes” means any income, capital gains, franchise and similar Taxes.
“Indebtedness” means, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, mortgage, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise, (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any indebtedness secured by an Encumbrance on a Person’s assets, (vii) any obligations of a Person under any capitalized lease according to GAAP (including amounts owing under the Enterprise Lease), (viii) any payment to be made pursuant to sale-leaseback transactions, (ix) any payment to be made pursuant to a non-compete payment obligation or change of control payment obligation, (x) Liabilities related to acquisition of or by the Seller and including earn-out or similar contingent purchase amounts, (xi) any unsatisfied obligation for “withdrawal liability” to a “multiemployer plan” as such terms are defined under ERISA, (xii) any amounts outstanding under any letters of credit, surety bonds, performance bonds, banker’s acceptance or similar instrument, whether or not drawn upon by third parties, (xiii) any obligations consisting of accounts payable or other monetary liabilities (other than any such liabilities included in Working Capital) that do not fall into the foregoing categories of Indebtedness, including without limitation the obligations under the Enterprise Lease and the balance due thereunder as of the Closing Date inclusive of excess mileage charges, (xiv) any interest owed with respect to the indebtedness referred to above and prepayment premiums or fees related thereto. For the avoidance of doubt, notwithstanding the foregoing, Indebtedness shall not include (a) any liabilities relating to operating leases (including, without limitation, any related right-of-use liability), (b) the Additional Ford Indebtedness, or (c) the Debt-Like Items.
“Indebtedness Adjustment” means the aggregate amount of all Indebtedness incurred by the Seller or any of its Affiliates prior to the Closing and for which the Buyer or any of its Affiliates becomes liable at or after the Closing.
“Indemnified Party” is defined in Section 7.04(a).
“Indemnifying Party” is defined in Section 7.04(a).
“Independent Accountant” is defined in Section 3.01(c)(ii).
“Intellectual Property” means any intellectual property rights arising out of, or associated with any of the following in any jurisdiction: including trademarks, patents, service marks, domain names, trade names, other indicia of origin, copyrights, works of authorship, moral rights, trade secrets, know-how, proprietary information, inventions, designs, drawings, software including those set forth on Schedule 2.01(d), and goodwill associated with any of the foregoing, and any applications, renewals, or therefor or registrations thereof.
“Inventory” means all merchandise and all inventory and other products held for sale to customers.
“IRS” means the United States Internal Revenue Service.
“Issuer” is defined in the Preamble.
“Issuer Common Stock” means the Common Stock, par value $0.01 per share, of Issuer.
“Issuer Financial Statements” is defined in Section 5.07(b).
“Issuer SEC Reports” is defined in Section 5.07(a).
“Law” means all federal, tribal, state and local laws, statutes, codes, ordinances, regulations, rules, orders, judgments, writs, injunctions, acts or decrees of any Governmental Entity, including common law.
“Leased Real Property” is defined in Section 6.09(b).
“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.
“Loss” is defined in Section 7.01(a)(i).
“Material Contract” is defined in Section 6.08.
“NASDAQ” is defined in Section 5.08.
“Non-Party Affiliate” is defined in Section 9.10.
“Organizational Documents” means, with respect to a particular Person (other than a natural person), the certificate or articles of incorporation, bylaws, partnership agreement, limited liability company agreement, trust agreement or similar organizational document or agreement, as applicable, of such Person.
“Party” or “Parties” means the Seller, the Buyer and, solely for purposes of Section 8.05, the Seller Owners.
“PCBs” is defined in Section 6.23(f)(i).
“Permits” is defined in Section 6.15.

“Permitted Encumbrances” means, (i) Encumbrances for current period Taxes that are not yet due and payable or that are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in the Financial Statements, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Encumbrances (including Encumbrances created by operation of Laws) for charges not yet due and payable or which are being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in the Financial Statements, (iii) municipal bylaws, development restrictions or regulations, and zoning, building or planning restrictions that do not materially interfere with the use of the assets or property subject thereto, (iv) Encumbrances listed on Schedule 1.01(b); (v) Encumbrances created by the acts of the Buyer and the Buyer’s Affiliates, and (vi) easements, rights-of-way, servitudes, permits, licenses, restrictions and other similar matters affecting real property that in each case do not materially interfere with the use of the property subject thereto (but not violations thereof).
“Person” means an individual, partnership, corporation, trust, unincorporated organization, or a federal, state, local or foreign Governmental Entity.
“Pre-Closing Insurance Policies” is defined in Section 8.09.
“Pre-Closing Matters” is defined in Section 8.09.
“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.
“Private Placement Legend” is defined in Section 3.02(a).
“Proceeding” means any action, arbitration, audit, charge, claim, complaint, decree, demand, dispute, grievance, hearing, investigation, assessment, judgment, litigation, order or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before (or that could come before), or otherwise involving, any Governmental Entity.
“Property Tax Adjustment” means the positive or negative amount that is (i) the amount of all Asset Taxes (other than Sales Taxes) allocated to the Seller in accordance with Section 4.06(a) but paid or otherwise economically borne by the Buyer minus (ii) the amount of all Asset Taxes (other than Sales Taxes) allocated to the Buyer in accordance with Section 4.06(a) but paid or otherwise economically borne by the Seller.
“Purchase Price” means the Final Adjusted Purchase Price.
“Purchase Price Allocation” is defined in Section 3.03(a).
“Purchased Assets” is defined in Section 2.01.
“Real Property Leases” is defined in Section 6.09(b).
“Release” is defined in Section 6.23(f)(iii).

“Required Consents” is defined in Section 4.03.
“Restricted Business” is defined in Section 8.05(b).
“Retained Employee-Related Liabilities” means all Liabilities that are attributable to, associated with or related to, or that arise out of or in connection with (i) any Employee Benefit Plan or any other employee benefit or compensation plan, program, agreement, contract or arrangement sponsored, maintained or contributed to by the Seller or any of its Affiliates or ERISA Affiliates or to which Seller or any of its Affiliates or ERISA Affiliates is or was obligated to contribute at any time, including all Controlled Group Liabilities; or (ii) Seller’s or its Affiliates’ employment or engagement of any individual, or decision not to employ or engage any individual, including all Liabilities arising at any time with respect to any act or omission or other practice arising from or relating to an employment or independent contractor relationship or termination thereof (other than any Liabilities reasonably incurred by Seller or its Affiliates pursuant to an Employee Benefit Plan set forth on Schedule 6.27(a) arising from or relating to the termination of the employment by Seller or its Affiliates of any Employee with respect to whom Buyer or its Affiliate fails to make an offer of employment required by Section 8.08(a)), including any claims related to employee or independent contractor wages, hours or classification.
“Sales Taxes” means Asset Taxes that are sales, use and similar Taxes.
“Schedules” means the disclosure schedules prepared by the Seller and attached to this Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“Second Deferred Payment Amount” means an amount equal to $1,500,000, as it may be reduced pursuant to Section 2.05(b), Section 3.01(d)(ii) and Section 7.05(a)(ii).
“Second Deferred Payment Date” means the date that is 360 days following the Closing Date.
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” is defined in the Preamble.
“Seller Fundamental Representations” is defined in Section 7.03(b).
“Seller Indemnitee” is defined in Section 7.02(a).
“Seller Material Adverse Effect” is defined in Section 6.01.
“Seller Marks” is defined in Section 8.04.
“Seller Owners” is defined in the Preamble.

“Seller Taxes” means any and all (i) Income Taxes imposed by any applicable Laws on the Seller or the Seller Owners, any of their respective direct or indirect owners or Affiliates, or any combined, unitary or consolidated group of which any of the foregoing is or was a member, as applicable, (ii) any social security, Medicare, unemployment or other employment or withholding Taxes payable by Seller or any of its Affiliates in connection with any payments or other consideration made to any employees of Seller or any of its Affiliates, (iii) Asset Taxes allocable to the Seller pursuant to Section 4.06(a) (taking into account, and without duplication of, such Asset Taxes effectively borne by the Seller as a result of the Estimated Property Tax Adjustment or the Property Tax Adjustment, as applicable, and any payments made from the Seller to the Buyer in respect of Asset Taxes pursuant to Section 4.06(a)), (iv) Taxes imposed on or with respect to the ownership or operation of the Excluded Assets or that are attributable to any asset or business of the Seller that is not part of the Purchased Assets and (v) Taxes (other than the Taxes described in clauses (i), (ii), (iii) or (iv) of this definition) imposed on or with respect to the ownership or operation of the Purchased Assets or the Business or the receipt of proceeds therefrom for any Tax period (or portion thereof) ending on or before the Closing Date.
“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.
“Survival Period” is defined in Section 7.03(a).
“Tax” or “Taxes” means (i) any taxes, assessments, fees, unclaimed property and escheat obligations, and other similar governmental charges imposed by any Governmental Entity, including income, profits, gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or similar other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of any affiliated, combined, consolidated, unitary, or similar group with respect to any Taxes for any period; and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of the operation of Law or any express or implied obligation to indemnify any other Person.
“Tax Return” means any declaration, report, statement, form, return, election, document, estimated tax filing, claim for refund, property tax rendition, information return, or other document or information required to be supplied to a Taxing Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Tax Proceeding” is defined in Section 8.07.
“Taxing Authority” means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with collection of such Tax for such entity or subdivision.

“Third Party Claim” is defined in Section 7.04(a).
“Third Party Notice” is defined in Section 7.04(a).
“Top Customers” is defined in Section 6.24(a).
“Top Suppliers” is defined in Section 6.24(a).
“Transactions” means the transactions contemplated by this Agreement and the Ancillary Agreements.
“Transfer Taxes” is defined in Section 4.05.
“Transferred Employees” is defined in Section 8.08(a).
“Transition Services Agreement” is defined in Section 4.04(a)(i).
“Treasury Regulations” means the regulations promulgated under the Code.
“Unobtained Consent Asset” is defined in Section 2.05(b).
“VWAP” means the volume-weighted average price of the Issuer Common Stock on The Nasdaq Global Select Market for the 90 consecutive trading days ending on (and including) the date of determination, rounded to two decimal places.
“Working Capital” means, as of a given time, the difference between the current assets of the Business as of such time that are included in the line item categories of non-cash current assets specifically identified in the example calculation set forth on Annex A, less the current liabilities of the Business (excluding the Command Center 3 and 4 Amount) as of such time that are included in the line item categories of current liabilities specifically identified in the example calculation set forth on Annex A, in each case, without duplication, and as determined (i) in a manner strictly consistent with the Accounting Principles consistently applied, and (ii) without giving effect to the Transactions. An example calculation of Working Capital is set forth on Annex A.
“Working Capital Excess” means the amount, if any, by which (i) the Working Capital exceeds (ii) the Working Capital Target; provided, however, that the aggregate Working Capital Excess shall not exceed $300,000.
“Working Capital Shortfall” means the amount, if any, by which (i) the Working Capital Target exceeds (ii) the Working Capital; provided, however, that the Working Capital Shortfall shall be deemed to be $0 until the shortfall exceeds the Shortfall Deductible, in which event the Working Capital Shortfall shall be deemed to be an amount equal to the excess of such shortfall above the Shortfall Deductible.
“Working Capital Target” means $3,028,000.00.

Section 1.02    Other Definitional and Interpretive Matters. Unless otherwise expressly provided in this Agreement, the following rules of interpretation will apply:
(a)    The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.
(b)    Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context. All terms such as “herein,” “hereby” or “hereunder” refer to this Agreement as a whole. The word “or” is not exclusive, and the word “including” (in its various forms) means “including without limitation”.
(c)    All exhibits or schedules annexed hereto and the documents and instruments referred to herein or required to be delivered simultaneously herewith or at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits, schedules, documents or instruments will be deemed to refer to and include all such exhibits, schedules, documents and instruments.
(d)    For the purposes of this Agreement, the knowledge of the Seller will be deemed to be the knowledge that Stewart Cooper, Stevie Cooper and Mike Ligon possess or would obtain upon reasonable inquiry of their direct reports.
(e)    For the purposes of this Agreement, the knowledge of the Buyer will be deemed to be the knowledge that Christopher Baker and Max Bouthillette possess or would obtain upon reasonable inquiry of their direct reports.
(f)    Any reference in this Agreement to dollars or $ will mean U.S. dollars.
(g)    If any period of time or other deadline ends on a day that is not a Business Day, then such period or deadline shall be extended to the next Business Day.
(h)    When calculating any period of time, such period shall not include the first day but shall include the last day (i.e. if a period is five days from January 1st, then such period shall begin on January 2nd and end on January 6th).
(i)    Except as otherwise provided herein, any accounting term that is used but not otherwise defined herein, and any accounting term that is partly defined herein, to the extent not defined, shall be construed in conformity with GAAP.
(j)    An item shall be considered “provided” or “made available” to a Party, to the extent the other Party is permitted or required to provide such item or make such item available to the other Party, only if such item has been provided in writing to such Party or posted in a specific folder or other location in an electronic data room accessible by the Party at least two Business Days prior to the Closing Date.

ARTICLE II
SALE AND PURCHASE OF ASSETS
Section 2.01    Assets to be Acquired. Upon the terms and subject to the conditions set forth herein, on the Closing Date, the Seller will grant, sell, assign, transfer, convey and deliver to the Buyer, free and clear of all Encumbrances, other than Permitted Encumbrances, and the Buyer will purchase and acquire, all of the Seller’s rights, privileges, title and interests in and to the assets, properties and rights of every nature, kind and description, wherever located, held by the Seller or its Affiliates and that are owned by the Seller or its Affiliates and used primarily in the operation of the Business, whether real, personal or mixed, and whether tangible or intangible (hereafter collectively referred to as the “Purchased Assets”) other than any asset that is an Excluded Asset. The Purchased Assets include the following to the extent owned by the Seller or its Affiliates and primarily used in operation of the Business (in each case, excluding any asset that is an Excluded Asset):
(a)    Fixed Assets. All vehicles, trailers, units, generators, light towers, communication towers, portable toilet and related facilities, bins, tools, furniture, furnishings, signs, displays and other fixed assets, including computer hardware and software, and those assets more particularly described on Schedule 2.01(a) attached hereto (hereafter collectively referred to as the “Fixed Assets”);
(b)    Inventory. All Inventory;
(c)    Supplies. All supplies, including all fuel, chemicals, filters, parts, packaging materials, sacks, bags, containers, shop supplies, office supplies and cleaning supplies;
(d)    Intellectual Property. All Intellectual Property, including those set forth on Schedule 2.01(d), which lists all Intellectual Property owned by, or exclusively licensed to, the Seller or its Affiliates that is (i) subject of a registration or application for registration (including domain names) and (ii) material unregistered Intellectual Property; provided, however, that the following shall be expressly excluded from the definition of “Intellectual Property”: the name “Wolf Pack Rentals”, “Wolf Pack”, “Wolfpack”, “WolfPack” or names, service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems, signs or insignia related thereto;
(e)    Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing and all other promotional properties;
(f)    Accounts Receivable. All Accounts Receivable;
(g)    Customer Lists and other Intangible Assets. All other intangible assets and deposits with others such as utility deposits, including all customer lists (the “Customer Lists”), goodwill, “know-how,” and, to the extent assignable, all supplier and manufacturers’ warranties (including pending warranty claims) and manuals in Seller’s or its Affiliates’ possession relating to the Purchased Assets and used in the operation of the Business;

(h)    Seller’s Prepayments. All of the Seller’s or its Affiliates’ prepayments existing as of the Effective Time;
(i)    Permits. All Permits, to the extent such Permits are transferable and whether or not all action necessary to effect such transfer has been taken prior to the Closing;
(j)    Telephone and Fax Numbers. The right, title and interest in the telephone and fax machine numbers (including any mobile telephone numbers) listed on Schedule 2.01(j);
(k)    Books and Records. True and correct copies of all papers, documents, computerized databases, records, files, data, plans and other information of the Seller or its Affiliates relating in any way to the Business, including all environmental records, sales records, Tax records, marketing records, accounting and financial records, and maintenance records;
(l)    Claims Relating to Purchased Assets. To the extent assignable, all claims, causes of action, rights of recovery and rights of set-off of every type and kind relating to the Purchased Assets and the Business, including supplier and manufacturers’ warranties issued with respect to the Purchased Assets and all claims, causes of action, rights of recovery and rights of set-off of every type and kind relating to the Assumed Obligations, in each case whether accruing before, on, or after the Closing Date;
(m)    Contracts. The contracts described on Schedule 2.01(m);
(n)    Real Property Leases. The Real Property Leases;
(o)    Liquid Assets. Any notes receivable and other liquid assets of a similar nature of the Seller or its Affiliates (excluding cash, cash equivalents and marketable securities of the Seller or its Affiliates);
(p)    Insurance Benefits. All insurance benefits, including rights and proceeds from Pre-Closing Insurance Policies and subject to the terms and conditions of such policies, arising from or relating to the Purchased Assets, the Assumed Obligations, or the operation of the Business prior to the Closing Date, to the extent such benefits, rights and proceeds relate to losses or liabilities reasonably expected to be borne by Buyer, except as described in Section 2.03(c); and
(q)    Other Property and Rights. All other assets that are included in Working Capital.
Section 2.02    Assumed Obligations. Upon the terms and subject to the conditions set forth herein, on the Closing Date, the Seller will assign to the Buyer and the Buyer will assume, pay and discharge in full when due only the following rights, liabilities and obligations of the Seller, without duplication (hereafter collectively referred to as the “Assumed Obligations”):
(a)    Certain Payables, and Accrued Expenses. Those payables and other accrued expenses (but excluding any Asset Taxes) as of the Effective Time, in each case, solely to the extent described on Schedule 2.02(a) and reflected in the Working Capital, as finally determined hereunder in accordance with the Accounting Principles;
(b)    Leases. All liabilities and obligations arising under the Real Property Leases, in each case, except as described on Schedule 2.02(b), solely to the extent arising from and after the Effective Time;
(c)    Assumed Contracts. All liabilities and obligations under the contracts described on Schedule 2.01(m) (hereafter referred to as the “Assumed Contracts”), in each case, except as described on Schedule 2.02(c), solely to the extent arising from and after the Effective Time;
(d)    Open Customer and Vendor Purchase Orders. The Seller’s obligations to (i) deliver products to customers who have placed orders with the Seller for products which have not been delivered and (ii) purchase products from vendors that have not been fulfilled, in each case, as of the Effective Time and which are listed on Schedule 2.02(d), including all customer purchase orders and contracts relating thereto and which are listed on Schedule 2.02(d) (hereafter referred to as the “Assumed Purchase Orders”); and
(e)    Buyer’s Share of Asset Taxes. The Buyer’s share of Asset Taxes as set forth in Section 4.06(a).
Section 2.03    Excluded Assets. Notwithstanding anything to the contrary in Section 2.01, the Purchased Assets will not include any of the Seller’s rights, privileges, title or interest in any of the following assets (hereafter referred to as the “Excluded Assets”):
(a)    Cash Equivalents. All cash, cash equivalents and marketable securities of the Seller;
(b)    Bank Accounts. All bank and other depository accounts;
(c)    Insurance Policies. Subject to Section 8.09, all insurance policies, including all claims and rights of the Seller to premium refunds;
(d)    Books and Records. (i) all of the Seller’s minute books, stock books, Tax Returns, (ii) books and records directly relating to the Excluded Assets and the Excluded Obligations, and all personnel and employee records relating to the employees of Seller or its Affiliates (iii) books and records subject to attorney-client privilege, or other legal privilege, (iv) books and records required to be retained by the Seller by Law (provided that Buyer shall be entitled receive copies of any such books and records referred to in this clause (iv) except to the extent they are separately Excluded Assets);
(e)    Claims Against Third Parties. Any claim of the Seller against any Person unless such claim is a Purchased Asset under Section 2.01 hereof, including all claims and causes of action of the Seller to the extent arising from or related to any of the Excluded Assets, in each case, arising out of or relating to facts, events or circumstances occurring on, prior to, or after the Closing Date;

(f)    Rights Hereunder. All rights and claims of the Seller under this Agreement and the Ancillary Agreements;
(g)    Employee Benefit Plans. The sponsorship of and the assets maintained pursuant to or in connection with any Employee Benefit Plan, including any Employee Benefit Plan that is a defined contribution plan that is tax-qualified under Section 401(a) of the Code and that contains a Section 401(k) feature; and
(h)    Specified Excluded Assets. Any items set forth on Schedule 2.03(h).
Section 2.04    Limitation on Assumption of Liabilities and Obligations. Except as expressly set forth in Section 2.02 with respect to the Assumed Obligations, the Buyer will not assume, pay, satisfy, perform or discharge, and the Buyer will have no responsibility for, any of the Seller’s or its Affiliates’ Liabilities or obligations (including contracts, leases, purchase orders and Liabilities of any type, kind or nature), or any other Liabilities or obligations in any way relating to the Seller, its Affiliates, the Business or the Purchased Assets, including the Excluded Obligations, and all such Liabilities and obligations will remain with the Seller or its applicable Affiliate. The Buyer’s assumption of the Assumed Obligations will in no way expand the rights or remedies of third parties against the Buyer as compared to the rights and remedies which such parties would have had against the Seller had the Transactions not been consummated. The Seller will retain, pay, perform, satisfy and discharge each of the Excluded Obligations as they become due and will have sole responsibility for such Excluded Obligations.
Section 2.05    Consent to Assignment.
(a)    Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to sell, assign, transfer or convey any Purchased Asset or any claim, right or benefit thereunder or arising therefrom (collectively, the “Interests”), if an attempted sale, assignment, transfer or conveyance of such Interest would constitute a breach or a violation of any applicable Law, or would adversely affect the rights of the Buyer or its Affiliates thereunder, or if such Interest cannot be sold, assigned, transferred or conveyed without any third-party consent that has not been obtained by (or does not remain in full force and effect at) the Closing (any such Interest, an “Excluded Interest”), unless and until (i) such Excluded Interest can be sold, assigned, transferred or conveyed in accordance with this Agreement without such a breach, violation of Law or adverse effect on the Buyer’s rights thereunder or (ii) such third-party consent is obtained, at which time, in the case of clauses (i) and (ii), such Excluded Interest shall be deemed to be sold, assigned, transferred or conveyed in accordance with this Agreement and shall cease to be an Excluded Interest. During the twenty-four months following the Closing Date, to the extent any Interest remains an Excluded Interest, the Seller shall provide the benefits of such Excluded Interest to the Buyer, and the Buyer shall promptly pay or satisfy the corresponding liabilities and obligations with respect to such Excluded Interest to the same extent the Buyer would have been responsible therefor if such Excluded Interest had been transferred to the Buyer as of the Closing. During such twenty four month period Seller shall continue to seek the consent or approval required in connection with each Excluded Interest, or otherwise remove the impediment to the sale, assignment, transfer or conveyance of each Excluded Interest to the Buyer.

(b)    In the event that any Required Consent has not been obtained within the time frame specified in Section 4.03, Buyer shall have the right to elect (in its sole discretion) at any time to exclude the Real Property Lease, the Assumed Contract, the Assumed Purchase Order or any other Purchased Asset subject to such unobtained Required Consent (the “Unobtained Consent Assets”) from the Transactions and (i) within five (5) Business Days following such election, Seller shall execute transfer documents as reasonably requested by Buyer which transfers and assigns the applicable Unobtained Consent Asset to Seller or one of its designated Affiliates, (ii) any Liabilities or Indebtedness associated such Unobtained Consent Asset shall become Excluded Liabilities, and (iii) (A) if the First Deferred Payment has not yet been made, the First Deferred Payment will be reduced by the fair market value reasonably attributable to such Unobtained Consent Asset or (B) if the First Deferred Payment has been made but not the Second Deferred Payment (or if the amount of the First Deferred Payment is less than the fair market value reasonably attributable to such Unobtained Consent Asset), the Second Deferred Payment will be reduced by the fair market value reasonably attributable to such Unobtained Consent Asset (or such remaining amount not deducted from the First Deferred Payment). If the Parties are unable agree on the fair market value of any Unobtained Consent Asset within a twenty Business Day period following Buyer’s election to exclude the Unobtained Consent Asset, either Party may elect to refer the dispute to a nationally-recognized independent valuator reasonably acceptable to both Parties. The valuator shall promptly determine the fair market value of the Unobtained Consent Asset (such determination, the “Independent Appraisal”). The valuator or appraiser shall render its decision within twenty Business Days and such decision shall be final and binding upon the parties. The fees and expenses of the valuator shall be borne by the Party whose proposed fair market value is further from the Independent Appraisal; provided, that if both Parties’ proposed values are within ten percent of the same distance from the Independent Appraisal, such fees and expenses shall be borne equally by the Parties.
ARTICLE III
PURCHASE PRICE: POST-CLOSING ADJUSTMENT;
INVESTMENT ALLOCATIONS
Section 3.01    Purchase Price and Payment. In consideration of the sale and purchase contemplated herein, the Buyer will assume or pay the Assumed Obligations as herein provided and the Buyer will pay to the Seller the Purchase Price as detailed in this Article III.
(a)    Estimated Adjusted Purchase Price. The Seller has, in accordance with the Accounting Principles, prepared and delivered to the Buyer a reasonably detailed estimated closing statement (the “Estimated Closing Statement”), setting forth the Seller’s good faith calculation of (i) the Working Capital as of the Effective Time (the “Estimated Working Capital”), (ii) the Estimated Working Capital Excess, if any, (iii) the Estimated Working Capital Shortfall, if any, (iv) the Indebtedness Adjustment (the “Estimated Indebtedness Adjustment”), (v) the Debt-Like Items Amount, (vi) the Property Tax Adjustment as of the Effective Time (the “Estimated Property Tax Adjustment”), (vii) Command Center 1 and 2 Amount as of the Effective Time and (viii) the Seller’s determination of the Estimated Adjusted Purchase Price derived therefrom (which, for the avoidance of doubt, shall not include the amounts referenced in clauses (i) through (iii) above). The Estimated Closing Statement will be used as the basis for determining the Estimated Adjusted Purchase Price.
(b)    Closing Date Payment. On the date hereof, the Buyer will pay to the Seller an amount equal to (i) the Estimated Adjusted Purchase Price minus (ii) an amount equal to the Aggregate Deferred Payment Amount, by wire transfer in immediately available funds.
(c)    Final Closing Statement and Post-Closing Adjustment Procedures.
(i)    No later than 90 days after the Closing Date, the Buyer will prepare, or cause to be prepared, in accordance with the Accounting Principles, and deliver to the Seller, a reasonably detailed closing statement (the “Final Closing Statement”) setting forth the Buyer’s good faith calculation of (A) the Working Capital as of the Effective Time, (B) the Working Capital Excess, if any, (C) the Working Capital Shortfall, if any, (D) the Indebtedness Adjustment, (E) the Debt-Like Items Amount, (F) the Property Tax Adjustment as of the Effective Time, (G) the Command Center 1 and 2 Amount as of the Effective Time, and (H) the Buyer’s determination of the Final Adjusted Purchase Price derived therefrom (which, for the avoidance of doubt, shall include the amounts referenced in clauses (A) through (C) above).
(ii)    If the Seller disagrees with anything contained in the Final Closing Statement (the disputed items being the “Disputed Items”), then within 30 days after the date of delivery to the Seller of the Final Closing Statement, the Seller may give written notice (a “Closing Statement Dispute Notice”) to the Buyer setting forth (A) the Disputed Items, (B) in reasonable detail the Seller’s basis for disagreement with the Disputed Items, (C) the Seller’s proposed resolution of the Disputed Items (including the Seller’s determination of the Working Capital, the Working Capital Excess, if any, the Working Capital Shortfall, if any, the Indebtedness Adjustment, the Property Tax Adjustment and the Final Adjusted Purchase Price derived therefrom taking into account such proposed resolution of the Disputed Items), and (D) include materials showing in reasonable detail the Seller’s support for such position.
(iii)    (A) The failure by the Seller to provide a Closing Statement Dispute Notice within such 30-day period or (B) the delivery by the Seller to the Buyer during such 30-day period of a written notice stating that the Seller has elected not to deliver a Closing Statement Dispute Notice, will constitute a full and complete acceptance by the Seller of the Final Closing Statement as determined by the Buyer and such Final Closing Statement will be binding and final for all purposes of this Agreement. If the Seller timely delivers a Closing Statement Dispute Notice and the Buyer and the Seller are unable to resolve any disagreement with respect to the Final Closing Statement within 30 days after the delivery of such Closing Statement Dispute Notice by the Seller to the Buyer, then the dispute may be referred by either the Buyer or the Seller for determination to a nationally or regionally recognized accounting firm not affiliated with the Seller or the Buyer that is mutually selected by the Buyer and the Seller. If the Buyer and the Seller are unable to select a nationally or regionally recognized accounting firm within 15 Business Days of the notice by the Seller or the Buyer to submit the dispute, either the Buyer or the Seller may thereafter request that the American Arbitration Association (the “AAA”) make such selection (as applicable, the firm selected by the Buyer and the Seller or the AAA is referred to as the “Independent Accountant”); provided, in no event shall the

Independent Accountant be the regular auditing firm of either Party. The Independent Accountant’s determination shall be based solely on (1) the definitions and other applicable provisions of this Agreement, and (2) presentations consisting of (x) a single written presentation submitted by each of the Seller and the Buyer (which the Independent Accountant shall be instructed to distribute to the Seller and the Buyer upon receipt of both such presentations) and (y) a single written response submitted by each of the Seller and the Buyer to each such presentation and any interrogatories of the Independent Accountant (which the Independent Accountant shall be instructed to distribute to the Seller and the Buyer upon receipt of such responses). For the avoidance of doubt, neither the Seller nor the Buyer shall have any ex parte communications with the Independent Accountant relating to this Section 3.01(c) or this Agreement, and the Independent Accountant shall not conduct an independent investigation in respect of its determination. The Independent Accountant will make a written determination as promptly as practicable, but in any event within 30 days after the date on which the dispute is referred to the Independent Accountant (which determination shall be made regarding each Disputed Item by selecting only the position with respect to such Disputed Item that is claimed by the Buyer in the Final Closing Statement or by the Seller in the Closing Statement Dispute Notice). If at any time the Seller and the Buyer resolve their dispute, then notwithstanding the preceding provisions of this Section 3.01(c), the Independent Accountant’s involvement promptly will be discontinued and the Final Closing Statement will be revised, if necessary, to reflect such resolution and thereupon will be final and binding for all purposes of this Agreement. The Seller and the Buyer will make readily available to the Independent Accountant all books and records relating to the Final Closing Statement and all other items reasonably requested by the Independent Accountant in connection with resolving the Disputed Items. The costs and expenses of the Independent Accountant will be borne by the Seller and the Buyer in proportion to their relative success as determined by the Independent Accountant (with the more successful party bearing the lesser portion of such fees). The decision of the Independent Accountant will be final, binding and non-appealable for all purposes of this Agreement, and the Final Closing Statement will be revised, if necessary, to reflect such decision and thereupon will be final, binding and non-appealable for all purposes of this Agreement. Any statement, calculation or notice delivered by the Seller or the Buyer pursuant to this Section 3.01(c) (including the Estimated Closing Statement) and any negotiation, communication or discussion with respect thereto, is being delivered for settlement purposes only and will be subject to Rule 408 of the Federal Rules of Evidence.
(d)    Final Adjusted Purchase Price Settlement. Following the final determination of the Final Adjusted Purchase Price as provided in Section 3.01(c):
(i)    if the Final Adjusted Purchase Price is greater than or equal to the Estimated Adjusted Purchase Price, then, (A) if the Final Adjusted Purchase Price has been determined at least ten (10) days prior to the First Deferred Payment Date, the First Deferred Payment Amount will be increased by an amount equal to such excess and (B) if the Final Adjusted Purchase Price has been determined later than ten (10) days prior to the First Deferred Payment Date, the Second Deferred Payment Amount will be increased by an amount equal to such excess; and

(ii)    if the Final Adjusted Purchase Price is less than the Estimated Adjusted Purchase Price (such difference, the “Final Adjustment Shortfall”), then (A) if the Final Adjusted Purchase Price has been determined prior to the First Deferred Payment Date, the First Deferred Payment Amount will be decreased by an amount equal to the lesser of the Final Adjustment Shortfall and the full amount of the First Deferred Payment Amount and (B) if the Final Adjusted Purchase Price has been determined following the First Deferred Payment Date or if the Final Adjustment Shortfall was greater than the First Deferred Payment Amount, then the Second Deferred Payment Amount will be reduced by the Final Adjustment Shortfall (or such remaining portion thereof not deducted from the First Deferred Payment Amount) and any remaining portion of the Final Adjustment Shortfall shall be immediately due and payable by Seller by wire transfer of immediately available funds, including if the Final Adjusted Purchase Price is determined following the Second Deferred Payment Date.
Section 3.02    Deferred Payments.
(a)    First Deferred Payment. On the First Deferred Payment Date, the Buyer or the Issuer shall pay to the Seller an amount equal to the First Deferred Payment Amount. At the Buyer’s election, the First Deferred Payment Amount may be paid by (i) wire transfer of immediately available funds or (ii) causing to be issued to the Seller in book entry form a number of shares of Issuer Common Stock having a value, based upon the VWAP as of the trading day immediately preceding the First Deferred Payment Date, equal to the First Deferred Payment Amount, rounded to the nearest whole share, all of which shares shall contain or be subject to the standard private placement legend applied to shares of Issuer Common Stock that are issued pursuant to an exemption from the SEC’s registration requirements (the “Private Placement Legend”); provided, that in no event shall the shares issued under this Section 3.02(a) represent a number of shares equal to more than 19.9% of the outstanding shares of Issuer Common Stock as of immediately prior to the First Deferred Payment Date (the “Issuer Common Stock Consideration Cap”); provided, further, that in the event that the aggregate number of shares of Issuer Common Stock to be issued under this Section 3.02(a) would result in the issuance of shares of Issuer Common Stock in an amount in excess of the Issuer Common Stock Consideration Cap, then the Buyer shall issue a number of shares of Issuer Common Stock up to the Issuer Common Stock Consideration Cap and shall satisfy the remaining balance of the First Deferred Payment Amount by wire transfer of immediately available funds.
(b)    Second Deferred Payment. On the Second Deferred Payment Date, the Buyer or the Issuer shall pay to the Seller an amount equal to the Second Deferred Payment Amount. At the Buyer’s election, the Second Deferred Payment Amount may be paid by (i) wire transfer of immediately available funds or (ii) causing to be issued to the Seller in book entry form a number of shares of Issuer Common Stock having a value, based upon the VWAP as of the trading day immediately preceding the Second Deferred Payment Date, equal to the Second Deferred Payment Amount, rounded to the nearest whole share, all of which shares shall contain or be subject to the Private Placement Legend; provided, that in no event shall the aggregate number of shares issued under Section 3.02(a) and this Section 3.02(b) exceed the Issuer Common Stock Consideration Cap; provided, further, that in the event that the aggregate number of shares of Issuer Common Stock to be issued under this Section 3.02(b) would result in the issuance of shares of Issuer Common Stock under Section 3.02(a) and this Section 3.02(b) in an aggregate amount in excess of the Issuer Common Stock Consideration Cap, then the Buyer shall issue an aggregate number of shares of Issuer Common Stock under Section 3.02(a) and this Section 3.02(b) up to the Issuer Common Stock Consideration Cap and shall satisfy the remaining balance of the Second Deferred Payment Amount by wire transfer of immediately available funds.
(c)    Change of Control. In the event of a merger or change of control of Issuer, the obligations under Section 3.02(a) and Section 3.02(b) must be expressly assumed by the surviving entity or successor. In the event of a merger or change or control of Buyer, Issuer shall remain liable for the obligations under Section 3.02(a) and Section 3.02(b).
(d)    Issuer. The Issuer agrees to issue the Issuer Common Stock to the extent required under this Section 3.02.
(e)    Officer’s Certificate. In the event that the Buyer elects to pay any amounts owed under this Section 3.02 through the issuance of shares of Issuer Common Stock, then as a condition to the Seller receiving such shares of Issuer Common Stock, the Seller shall deliver to the Issuer a certificate, duly executed by an authorized officer of the Seller, certifying that the following representations and warranties are true and correct as of the date thereof:
(i)    the Seller is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act;
(ii)    the Seller is receiving such shares of Issuer Common Stock for its own account with the present intention of holding such shares of Issuer Common Stock for investment purposes and not with a view to, or for sale in connection with, any distribution;
(iii)    the Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the shares of Issuer Common Stock;
(iv)    with the assistance of the Seller’s own professional advisors, to the extent that the Seller has deemed appropriate, the Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Issuer Common Stock;
(v)    the Seller confirms that it is not relying on any communication (written or oral) of the Buyer, Issuer or any of their Affiliates, as investment or tax advice or as a recommendation to acquire any Issuer Common Stock, and that neither the Buyer, Issuer nor any of their Affiliates is acting or has acted as an advisor to the Seller with respect to its decision to acquire the Issuer Common Stock;
(vi)    in accepting such shares of Issuer Common Stock, the Seller has made its own independent decision that an investment in such shares of Issuer Common Stock is suitable and appropriate for the Seller;

(vii)    the Seller understands that such shares of Issuer Common Stock have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Seller and of the other representations made by Seller in such certificate, and that Issuer is relying upon such representations for the purposes of determining whether the issuance of such shares to the Seller meets the requirements for such exemptions;
(viii)    the Seller understands that such shares of Issuer Common Stock will constitute “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the Seller may dispose of any such shares of Issuer Common Stock only pursuant to an effective registration under the Securities Act or an exemption therefrom;
(ix)    the Seller acknowledges that such shares of Issuer Common Stock have not been registered under applicable federal and state securities laws and may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is registered under applicable federal and state securities laws or is made pursuant to an exemption from registration under any federal or state securities laws;
(x)    the Seller understands that no federal or state agency has passed upon the merits of an investment in such shares of Issuer Common Stock or made any finding or determination concerning the fairness or advisability of such an investment; and
(xi)    the Seller understands that the Issuer may have material non-public information concerning the Issuer and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to an investment decision.
(f)    Registration Rights Agreement. In the event that the Buyer elects to pay any amounts owed under this Section 3.02 through the issuance of shares of Issuer Common Stock, then on the First Deferred Payment Date or the Second Deferred Payment Date, as applicable, the Issuer and the Seller shall enter into a Registration Rights Agreement with respect to such shares of Issuer Common Stock in substantially the form attached hereto as Annex B.
Section 3.03    Purchase Price Allocation.
(a)    The Purchase Price (and any other items constituting consideration for U.S. federal income tax purposes) will be allocated among the Purchased Assets in accordance with the six categories of assets specified in Part II of IRS Form 8594 (Asset Acquisition Statement under Section 1060) in a manner consistent with the principles of Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Purchase Price Allocation”). On or prior to the date that is 60 days after the final determination of the Final Adjusted Purchase Price, the Buyer will provide the Seller with the Buyer’s proposed Purchase Price Allocation. The Seller may propose to the Buyer any changes to such Purchase Price Allocation in writing within 30 days after the date of delivery of such proposed allocation to the Seller in accordance with the preceding sentence (or otherwise will be deemed to have agreed with such allocation upon the expiration of such 30-day period). The Buyer and the Seller shall work together in good faith to agree upon a final binding Purchase Price Allocation within 30 days after the date of any requested changes by the Seller. In the event that the Buyer and the Seller cannot so agree, following such 30-day period (or such other time period mutually agreed upon between the Seller and the Buyer), the Buyer and the Seller will select an Independent Accountant, in the same manner as provided for the selection of the Independent Accountant under Section 3.01(c)(iii), to determine the final Purchase Price Allocation. The cost of such expert will be divided equally between the Buyer and the Seller. The Buyer will update the Purchase Price Allocation as finally agreed in good faith to take into account any subsequent adjustments to the Purchase Price, including any adjustment pursuant to this Agreement, and any changes to any other items constituting consideration for U.S. federal income tax purposes, in a manner consistent with the principles of Section 1060 of the Code and the Treasury Regulations thereunder.
(b)    Each of the Parties will report the U.S. federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the timely filing of IRS Form 8594) in a manner consistent with the Purchase Price Allocation and not take any position for U.S. federal, state and local and other Tax purposes inconsistent with the Purchase Price Allocation unless otherwise required by applicable Law; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or other similar proceedings in connection with the Purchase Price Allocation.
Section 3.04    Withholding. The Buyer will be entitled to deduct and withhold from any amounts otherwise payable or deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under applicable Law; provided that, other than with respect to withholding Taxes owed as a result of the failure of Seller to deliver the form described in Section 4.04(a)(v), the Buyer will use commercially reasonable efforts to provide the Seller with reasonable advance notice of any such withholding and shall reasonably cooperate with the Seller to reduce or eliminate such withholding to the extent permitted by Law. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes as having been paid to the Person to whom such amounts would otherwise have been paid absent such deduction or withholding.
ARTICLE IV
CLOSING; DOCUMENTS OF CONVEYANCE
Section 4.01    Closing. The purchase and sale contemplated hereby will be consummated at a closing (referred to herein as the “Closing”) on the date hereof (the “Closing Date”) upon the execution and exchange by transmission by digital or electronic means of a copy of an executed counterpart of this Agreement and the other documents required hereby by each of the parties thereto or by the exchange of counterpart signature pages. The purchase and sale will be deemed effective for all purposes as of 12:01 a.m. (in Houston, Texas) on the Closing Date (the “Effective Time”).

Section 4.02    Bill of Sale and Assignment and Assumption Agreement. At the Closing, the Buyer and the Seller (and any Affiliate of the Seller which holds any of the Purchased Assets) will execute and deliver to each other a bill of sale and instrument of assignment and assumption pursuant to which the Seller will convey the Purchased Assets and assign the Assumed Obligations (to the extent legally transferable to the Buyer) to the Buyer and the Buyer will assume such obligations. Such instrument is referred to herein as the “Bill of Sale and Assignment and Assumption Agreement”.
Section 4.03    Other Instruments of Conveyance. At the Closing (or within 60 days after Closing), the Seller will execute and/or deliver to the Buyer, or cause to be delivered, all necessary consents, waivers, approvals, or authorization from third parties which are necessary in connection with the assignment of the Real Property Leases, the Assumed Contracts, the Assumed Purchase Orders or any other Purchased Asset as contemplated herein (including those listed on Schedule 4.03) (collectively, the “Required Consents”).
Section 4.04    Other Deliveries at Closing. At or prior to the Closing, in addition to the instruments described in Sections 4.02 and 4.03, the following documents will be executed and the following deliveries will be made:
(a)    By the Seller to the Buyer:
(i)    the transition services agreement (the “Transition Services Agreement”), duly executed by the Seller;
(ii)    the employment agreement (the “Employment Agreement”), duly executed by Stewart Cooper;
(iii)    copies of all assignments of Intellectual Property from the Seller to the Buyer in a form suitable for filing and acceptable for registration with the United States Patent and Trademark Office, United States Copyright Office, and/or any appropriate international or domestic body regulating any of the same, as applicable;
(iv)    copies of UCC-3 termination statements (that have been obtained by Seller prior to Closing) and other terminations, pay-offs and/or releases (that have been obtained by Seller prior to Closing) necessary to terminate or release, as the case may be, all Encumbrances, other than Permitted Encumbrances on any Purchased Asset;
(v)    a valid and duly executed IRS Form W-9 with respect to the Seller, dated as of the Closing Date;
(vi)    a copy of resolutions authorizing the execution of this Agreement and all of the Transactions; and
(vii)    a certificate of good standing of the Seller certified by the Secretary of State of Texas and dated within two Business Days of the Closing Date.

(b)    By the Buyer:
(i)    to the Seller, by wire transfer of immediately available funds, an amount equal to the Estimated Adjusted Purchase Price minus an amount equal to the Aggregate Deferred Payment Amount;
(ii)    to the Seller, a duly executed counterpart of the Transition Services Agreement;
(iii)    to Stewart Cooper, a duly executed counterpart of the Employment Agreement;
(iv)    to the Seller, a certificate of good standing of the Buyer certified by the Secretary of State of the State of Delaware and dated within two Business Days of the Closing Date; and
(v)    a certified copy of a resolution authorizing the execution of this Agreement and all of the Transactions by Buyer.
Section 4.05    Transfer Taxes. To the extent that any sales, purchase, use, transfer, stamp, gross receipts tax, documentary, registration, filing, recording, or similar fees or Taxes or governmental charges are payable by reason of the consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”), such Transfer Taxes shall be borne by the Buyer. The Seller and the Buyer shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.
Section 4.06    Certain Matters Related to Asset Taxes.
(a)    Allocation of Asset Taxes. The Seller shall be allocated and bear all Asset Taxes attributable to (i) any Pre-Closing Tax Period and (ii) the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 4.06(b)). The Buyer shall be allocated and bear all Asset Taxes attributable to (A) any Tax period beginning after the Closing Date and (B) the portion of any Straddle Period beginning after the Closing Date (determined in accordance with Section 4.06(b)). To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to the Estimated Property Tax Adjustment or the Property Tax Adjustment, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent one Party bears Asset Taxes that are to be borne by the other Party pursuant to this Section 4.06(a) (taking into account, and without duplication of, the Estimated Property Tax Adjustment and the Property Tax Adjustment, as applicable, to the extent resulting in payments or adjustments under Section 3.01(d)), timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this Section 4.06(a).
(b)    Tax Proration Methodologies. For purposes of determining the portion of any Taxes that are payable with respect to any Straddle Period:

(i)    Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in clause (ii) below) shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred.
(ii)    In the case of Asset Taxes that are ad valorem, property, or other Asset Taxes imposed on a periodic basis relating to a Straddle Period, the portion of any such Asset Taxes that is attributable to the portion of such Straddle Period ending on the Closing Date shall be deemed to be the amount of such Asset Taxes for the entire Straddle Period multiplied by a fraction the numerator of which is the number of calendar days in the portion of such Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. For purposes of the preceding sentence, the period for such ad valorem, property, or other Asset Taxes shall begin on the date on which ownership of the applicable Purchased Asset gives rise to liability for such Tax and shall end on the day before the next such date.
(c)    Tax Returns for Asset Taxes. Subject to the Buyer’s indemnification rights under Article VII and the Seller’s payment obligation under Section 4.06(a), the Buyer will (i) file any Tax Return with respect to Asset Taxes attributable to a Pre-Closing Tax Period or Straddle Period that are required to be filed after the Closing and will pay any such Asset Taxes shown as due and owing on such Tax Return, (ii) submit each such Tax Return to Seller for its review and comment reasonably in advance of the due date therefor, and (iii) timely file any such Tax Return, incorporating any reasonable comments received from Seller prior to the due date therefor. The Parties agree that (i) this Section 4.06(c) is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable Taxing Authority and (ii) nothing in this Section 4.06(c) shall be interpreted as altering the manner in which Asset Taxes are allocated to and economically borne by the Parties.
Section 4.07    Transfer of Possession. Except as otherwise provided herein, simultaneously with the Effective Time, the Seller will give the Buyer full possession and enjoyment of the Purchased Assets.
Section 4.08    Other Actions and Instruments. The Buyer and the Seller will take such other actions and will execute and deliver such other instruments, documents and certificates at the Closing as are required by the terms of this Agreement or as may be reasonably requested by the Buyer or the Seller in connection with the Closing of the Transactions.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE BUYER AND ISSUER
Except as and to the extent disclosed in the Issuer SEC Reports, the Buyer and the Issuer, jointly and severally, represent and warrant to the Seller that the statements contained in this Article V are true, accurate, correct and complete as of the Closing Date:
Section 5.01    Organization, Good Standing and Qualification. The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Buyer is duly qualified to do business and is in good standing in each and every jurisdiction where it is required to so qualify and where the failure to qualify or to be in good standing would prevent, materially impede or materially delay the ability of the Buyer to timely consummate the Transactions (a “Buyer Material Adverse Effect”). The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Issuer is duly qualified to do business and is in good standing in each and every jurisdiction where it is required to so qualify and where the failure to qualify or to be in good standing would prevent, materially impede or materially delay the ability of the Issuer to timely consummate the Transactions.
Section 5.02    Power and Authority. Each of the Buyer and Issuer has the requisite power and authority to execute, deliver and perform its obligations under and pursuant to this Agreement, and all documents executed and delivered by the Buyer and the Issuer in connection herewith, including the requisite power and authority to acquire the Purchased Assets and assume the Assumed Obligations upon the terms and conditions set forth herein. The execution and delivery of this Agreement and all documents executed and delivered by the Buyer and the Issuer in connection herewith and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Buyer or the Issuer. This Agreement and all documents required under the terms of this Agreement to be executed and delivered by the Buyer and the Issuer in connection herewith will be duly executed and upon the execution and delivery thereof will be the legal, valid and binding obligations of the Buyer and the Issuer, enforceable against the Buyer and the Issuer in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
Section 5.03    Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and all documents executed and delivered in connection herewith, and the consummation of the Transactions do not and will not (a) contravene any provision of the Organizational Documents of the Buyer or the Issuer as in effect as of the date hereof, (b) violate, be in conflict with, constitute a default under, result in the termination of, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, and effectiveness of any agreement, contract, commitment, indenture, lease or mortgage applicable to the Buyer or the Issuer, (c) violate any provision of Law, permit, authorization, or approval to which the Buyer or the Issuer is subject or (d) violate any judgment, order, writ, prohibition, injunction or decree of any Governmental Entity by which the Buyer or the Issuer is bound except, in each case, other than with respect to clause (a), as would not reasonably be expected, individually or in the aggregate, to have a Buyer Material Adverse Effect.
Section 5.04    Regulatory Approvals. All consents, waivers, approvals, authorization or exemptions from Governmental Entities and other requirements prescribed by any Law, which must be obtained or satisfied by the Buyer or the Issuer in order to permit the consummation of the Transactions have been obtained and satisfied, other than (i) such filings with the SEC as may be required under the rules and regulations of the SEC or NASDAQ in connection with this Agreement and the Transactions and (ii) such other declarations, filings, registrations, notices, authorizations, consents or approvals which (A) are customarily made or obtained after the closing of transactions similar to the Transactions or (B) if not obtained or made, would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 5.05    Litigation. There is no Proceeding pending or, to the knowledge of the Buyer, threatened against the Buyer, which would reasonably be expected to have a Buyer Material Adverse Effect.
Section 5.06    Brokers’ or Finders’ Fees. No broker, Person or firm acting on behalf of the Buyer or under its authority is or will be entitled to any commission, broker’s or finder’s fee or financial advisory fee from the Buyer in connection with any of the Transactions for which the Seller could become liable.
Section 5.07    Issuer SEC Reports; Financial Statements.
(a)    Since December 31, 2024, Issuer has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, schedules, statements and documents required to be filed or furnished under the Securities Act or the Exchange Act, including all amendments thereto (such forms, reports, certifications, schedules, statements, documents, and amendments thereto collectively, the “Issuer SEC Reports”). As of their respective dates, each of the Issuer SEC Reports, as amended, complied with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Issuer SEC Reports, and the Issuer SEC Reports did not, when filed (or, if amended prior to the Closing Date, as of the date of such amendment with respect to those disclosures that are amended), (A) in the case of any registration statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) in the case of Issuer SEC Reports other than registration statements, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    The financial statements of Issuer included in the Issuer SEC Reports, including all notes and schedules thereto (“Issuer Financial Statements”), complied as to form in all material respects, when filed (or if amended prior to the Closing Date, as of the date of such amendment) with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP as in effect from time to time applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and such Issuer Financial Statements fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end audit adjustments) the financial position of Issuer and its consolidated subsidiaries as of their respective dates and the results of operations and the cash flows and stockholders’ equity of Issuer and its consolidated subsidiaries for the periods presented therein.
Section 5.08    Listing Exchange. The Issuer Common Stock is registered under Section 12(b) of the Exchange Act and is listed on The Nasdaq Global Select Market (“NASDAQ”), and Issuer has not received any notice of delisting or any notice of non-compliance. The issuance of the Issuer Common Stock pursuant to this Agreement does not contravene any NASDAQ rules and regulations. Issuer has taken no action reasonably likely to have the effect of, terminating the registration of the Issuer Common Stock under the Exchange Act or delisting the Issuer Common Stock from NASDAQ, nor has Issuer received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing, nor does the Issuer have knowledge of any facts or circumstances that could reasonably be expected to result in termination of such registration or the listing.
Section 5.09    Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (AS MODIFIED BY THE ISSUER SEC REPORTS) AND IN THE OTHER APPLICABLE ANCILLARY AGREEMENTS, NEITHER THE BUYER NOR ANY OTHER PERSON ON BEHALF OF THE BUYER, MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE BUYER, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE BUYER ARE HEREBY DISCLAIMED. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND IN THE OTHER APPLICABLE ANCILLARY AGREEMENTS, NEITHER THE BUYER NOR ANY OTHER PERSON ON BEHALF OF THE BUYER IS, DIRECTLY OR INDIRECTLY, MAKING ANY REPRESENTATIONS OR WARRANTIES REGARDING ANY PRO-FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE BUYER.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE SELLER
The Seller represents and warrants to the Buyer that the statements contained in this Article VI are true, accurate, correct and complete as of the Closing Date, except as set forth in the Schedules accompanying the respective Sections of this Article VI. Disclosures contained in the Schedules as exceptions to a specifically identified Section shall be deemed disclosures against another Section of this Agreement solely to the extent that it is reasonably apparent on the face of such disclosure that such information also constitutes a disclosure to such other Section of this Agreement.
Section 6.01    Organization, Good Standing and Qualification. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas. The Seller is duly qualified to do business and is in good standing in each and every jurisdiction where it is required to so qualify and where the failure to qualify or to be in good standing would prevent, materially impede or materially delay the ability of the Seller to timely consummate the Transactions or have a material adverse effect on the consolidated assets, liabilities, financial condition or results of operations of the Seller, the conduct of the Business or the ownership of the Purchased Assets (a “Seller Material Adverse Effect”).
Section 6.02    Power and Authority. The Seller has the requisite limited liability company power and authority to execute and deliver the Agreement and to perform its obligations under and pursuant to this Agreement and all documents required under the terms of this Agreement to be executed and delivered by the Seller in connection herewith, including the requisite limited liability company power and authority to sell the Purchased Assets and transfer the Assumed Obligations upon the terms and conditions set forth herein. The execution and delivery of this Agreement and all documents executed and delivered by the Seller in connection herewith, the consummation of the Transactions have been duly authorized by all necessary action on the part of the Seller. This Agreement and all documents executed and delivered by the Seller in connection herewith will be duly executed and upon the execution and delivery thereof will be legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles. Schedule 6.02 sets forth a true and complete list of the Seller’s outstanding equity interests or other voting securities, together with the names and percentage ownership of each member owning such class of securities. The Persons identified on Schedule 6.02 collectively own all of the outstanding equity interests or other voting securities of the Seller.
Section 6.03    Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and all documents executed and delivered in connection herewith, and the consummation of the Transactions by the Seller does not and will not (a) contravene any provision of the Organizational Documents of the Seller as in effect as of the date hereof, (b) violate, be in conflict with, or constitute a default under, any agreement, contract, commitment, indenture, lease or mortgage, to which the Seller is a party or by which the Seller, the Business or the Purchased Assets are bound (including the Assumed Contracts, the Real Property Leases and the Assumed Purchase Orders), (c) violate any Law applicable to the Seller, the Business or the Purchased Assets or (d) violate any judgment, order, writ, prohibition, injunction or decree specifically applicable to the Seller, the Business or the Purchased Assets except, in each case, other than with respect to clause (a), as would not reasonably be expected, individually or in the aggregate, to have a Seller Material Adverse Effect.
Section 6.04    Consents. Except as set forth on Schedule 4.03, all consents, waivers, notices, approvals, authorizations or exemptions from Governmental Entities or any other Person and other material requirements prescribed by any Law, which must be obtained or satisfied by the Seller in order to permit the consummation of the Transactions have been obtained or satisfied.
Section 6.05    Organizational Documents. The Seller has provided true, complete and correct copies of the Seller’s Organizational Documents to the Buyer, each of which are in full force and effect as of the date hereof.
Section 6.06    [Reserved]
Section 6.07    Condition of and Title to Purchased Assets. (a) Except as disclosed on Schedule 6.07, the Purchased Assets taken as a whole are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and adequate and suitable in all material respects for their present operations and (b) immediately after giving effect to the Closing, the Buyer will have good, valid and marketable title to all of the Purchased Assets, free and clear of any and all Encumbrances and restrictions of any nature whatsoever, other than Permitted Encumbrances. In the case of leased assets which are included in the Purchased Assets, all such assets have been maintained in a condition required by their respective leases in all material respects, none of which will result in material charges to the Buyer for excess wear and tear on or to such items.
Section 6.08    Material Contracts. Schedule 6.08 attached hereto sets forth a true and complete list of all oral and written contracts currently in effect to which the Seller is a party or by which the Seller, or, with respect to the Purchased Assets or the Business, any Affiliate of Seller, or the Purchased Assets are bound, that fall into one or more of the following (each such contract, whether or not identified on Schedule 6.08, a “Material Contract”):

(a)    any contract or agreement relating to capital expenditures in excess of $250,000 in the aggregate;
(b)    all current or pending contracts or agreements between the Seller and any other party which involve the payment or receipt by the Seller of more than $250,000 in any fiscal year or more than $1,000,000 in the aggregate during the term thereof, or require performance by any party more than one year from the date hereof, which cannot be cancelled by the Seller without penalty upon 30 days’ notice;
(c)    any loan or advance to, or investment in, any Person or any contract or agreement relating to the making of any such loan, advance, or investment;
(d)    any guarantee or other contingent Liability in respect of any Indebtedness or obligation of any Person;
(e)    any management, consulting, contractor, employment, severance, retention, change of control, termination, or similar contract or agreement, including any contract or agreement with any current or former employee, officer, director, independent contractor or consultant of the Seller, which agreement is not terminable at will without prior notice or Liability to the Seller or its Affiliates;
(f)    any collective bargaining agreement or other contract with any labor union, works council, or other labor organization;
(g)    any contract for the sale of any of the Purchased Assets other than in the ordinary course of business or for the grant to any Person of any preferential right to purchase any of the Purchased Assets;
(h)    any contract that contains provisions relating to a change of control of the Seller, including with respect to a sale of all or substantially all of its assets;
(i)    any contract for joint ventures, strategic alliances, partnerships, licensing arrangements, or sharing of proprietary information;
(j)    any license or other contract with respect to material Intellectual Property used or owned by the Seller (other than any “shrink wrap” or other standard end user license for commercially available off-the-shelf software with a replacement cost or annual license, maintenance or subscription fees of less than $50,000);
(k)    any contract relating to the acquisition or disposition by the Seller of the equity or assets of any company or any operating business or interests of another Person (by asset sale, stock sale, merger or otherwise);
(l)    any contract providing for the deferred payment of any material purchase price including any “earn out” or other contingent fee arrangement;

(m)    any contract creating an Encumbrance on any of the Purchased Assets that will not be discharged at or prior to the Closing;
(n)    any settlement, conciliation or similar agreement that requires satisfaction by the Seller of any obligations after the date of this Agreement;
(o)    any contract or agreement limiting the freedom of the Seller or its successors from engaging in any line of business or with any Person in any geographical area, soliciting employees or customers, or competing with any Person, and any contract or agreement where any Person has agreed not to compete with the Seller or its Affiliates;
(p)    any contract where the Seller grants any Person, or any Person grants the Seller, the exclusive right to sell products or provide services within any geographical region;
(q)    any contract, agreement or obligation to complete an existing customer’s job or purchase order;
(r)    the Real Property Leases;
(s)    any contract that provides for the purchase or sale of real property or the lease (including any master lease covering multiple items of personal property) of any item or items of personal property with rental expenses under such lease (whether for a single item or multiple items) in excess of $100,000 annually;
(t)    any contract involving interest rate swaps, cap or collar agreements, commodity or financial future or option contracts or similar derivative hedging contracts;
(u)    any contract containing a “most favored nation” pricing clause or similar provision with a customer;
(v)    any contract with a Top Customer or Top Supplier;
(w)    any contract, commitment, or agreement between (i) the Seller or its Affiliates and (ii) any member, manager, officer, employee or director (or any of their Affiliates) of the Seller;
(x)    all concession agreements;
(y)    any contract under which the Seller is expected to incur a contingent liability or a loss; and
(z)    any other contract that is otherwise related to the Business or the Purchased Assets and material to the Seller.
The Seller has made available to the Buyer a true, complete and correct copy of all Material Contracts, in each case together with all amendments, waivers or other changes thereto. Schedule 6.08 contains an accurate and complete description of all material terms of all oral contracts and other oral items which are described or required to be described thereon. Each Material Contract is in full force and effect in all material respects, and is the legal, valid and binding obligation of the Seller and, to Seller’s knowledge, any other Person party thereto, binding and enforceable against the Seller and, to Seller’s knowledge, any other Person party thereto, in accordance with its terms and is not subject to any material claims, charges set-offs or defenses, in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles. No Material Contract has been terminated other than upon expiration in accordance with its terms without action by any party thereto. Neither the Seller nor, to the knowledge of the Seller, any other Person is in breach or default of a Material Contract. No event has occurred that with notice or lapse of time, or both, would constitute a material breach or default on the part of the Seller or, to the knowledge of the Seller, any other party under any Material Contract, which would give rise of notice, modification, acceleration, payment, cancellation or termination by the Seller under, or in any manner release any party thereto from any obligation under, any Material Contract. Except as set forth on Schedule 6.08, the Seller has not received any written notice, nor does the Seller have any knowledge, that a counterparty to any Material Contract is terminating, not renewing, modifying, repudiating or rescinding, or intends to terminate, not renew, modify, repudiate or rescind such Material Contract. Since the Financial Statement Date, the Seller has not received written (or, to the knowledge of the Seller, other) notice regarding any actual or alleged violation or breach of, or default under any Material Contract. To the knowledge of the Seller, no facts exist which would render the performance by a party to a Material Contract of its obligations thereunder unlikely and no party to a Material Contract has claimed a force majeure with respect thereto. Since the Financial Statement Date, there have been no material disputes under any Material Contracts.
Section 6.09    Real Property.
(a)    The Seller does not own any real property.
(b)    Schedule 6.09(b) lists all leases, licenses or occupancy agreements for real property pursuant to which the Seller leases, licenses or otherwise occupies any real property (together with any and all amendments or supplements thereto, the “Real Property Leases”). The real property subject to the Real Property Leases, and all buildings, fixtures, structures and improvements situated thereon, are referred to herein as the “Leased Real Property.” A true, correct and complete copy of each of the Real Property Leases, as amended to date, has been provided to the Buyer. The Seller is the lessee, sublessee or licensee under any particular Real Property Lease and owns the leasehold or license interest created pursuant to each of the Real Property Leases free and clear of all Encumbrances, other than Permitted Encumbrances. Each Real Property Lease is in full force and effect and constitutes a binding obligation of the Seller and, to the Seller’s knowledge, of the applicable counterparty under such Real Property Lease. There is not, under any such Real Property Lease, any existing default by the Seller, or, to the Seller’s knowledge, by the applicable counterparty thereto. No event has occurred and is continuing that constitutes, or that with the giving of notice or the passage of time or both would constitute, a default by the Seller, or the knowledge of the Seller, the applicable counterparty under such Real Property Lease, under any Real Property Lease. There are no existing disputes with respect to the Real Property Leases.

(c)    The Leased Real Property constitutes all of the real property which is (i) currently used in connection with the operation of the Business, and (ii) except for leases of real property no longer used in the Business, necessary and sufficient to conduct the Business in the manner in which the Business is currently being conducted and proposed to be conducted. Other than the Seller, there is no party in possession of any portion of any Leased Real Property as lessees, subtenants, tenants at sufferance or trespassers. The Leased Real Property complies, in all material respects, with all applicable Laws and matters of record. Subject to the terms of the Real Property Leases, the Seller has full right and authority to occupy, use and operate all of the improvements located on the Leased Real Property, subject to applicable Laws. No casualty loss has occurred with respect to the improvements located on the Leased Real Property (the “Facilities”). There is no pending or, to the knowledge of the Seller, threatened condemnation, eminent domain or similar Proceeding or special assessment affecting any of the Leased Real Property, nor has the Seller received written notification that any such Proceeding or assessment is being contemplated. Except as set forth on Schedule 6.09(c), the Facilities, including roofs, are in good order and state of repair, are free from material structural and material mechanical defects and have been used by the Seller in the ordinary course of business and remain as of the Closing Date in suitable and adequate condition for such continued use. The Seller has not deferred maintenance of the Facilities in contemplation of the Transactions.
(d)    The Seller has provided the Buyer with true, correct and complete copies of all property condition reports and surveys in the possession of the Seller that relate to the Leased Real Property.
Section 6.10    Assumed Obligations. At the Closing, the Buyer will receive the Seller’s entire right, title and interest in the Real Property Leases, the Assumed Purchase Orders and the Assumed Contracts, free and clear of all Encumbrances. Each of the Real Property Leases and Assumed Contracts is valid, binding, in full force and effect, and enforceable by or against the Seller in accordance with their respective terms and conditions and upon assignment and assumption by the Buyer will be enforceable by the Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles. There is no existing default thereunder or breach thereof or condition which, with the passage of time or notice or both, might constitute a default thereunder by the Seller, or to the Seller’s knowledge, any other party thereto. There has been no termination or, to the knowledge of the Seller, threatened termination or notice of default or significant dispute (not heretofore cured) relating to any such lease or contract. The Seller has not waived or assigned any of its material rights under any Real Property Lease, Assumed Contract or Assumed Purchase Order with respect to any period following the Closing Date.
Section 6.11    Financial Statements. The Seller’s Financial Statements consisting of: (i) an audited balance sheet and statement of income for the years ended December 31, 2024 and December 31, 2023; and (ii) an unaudited balance sheet and statement of income for the year ended December 31, 2025 are attached hereto as Schedule 6.11 and incorporated by reference herein (such balance sheets and statements being referred to herein collectively as the “Financial Statements”). December 31, 2025 is referred to herein as the “Financial Statement Date.” The Seller’s Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods noted, except for the absence of footnotes for the interim periods and present fairly in all material respects the financial condition of the Seller on the last day of and the results of operations for the respective periods ended on such dates. Since the Financial Statement Date, there has been no material adverse change in the financial condition of the Seller and no event, circumstance or fact has occurred that can reasonably be expected to, result in a Seller Material Adverse Effect. The income statements included in the Financial Statements do not materially overstate net income before Income Taxes for the periods included therein.
Section 6.12    Taxes.
(a)    All Tax Returns required to be filed with respect to Asset Taxes have been timely and properly filed with the appropriate Taxing Authority, and each such Tax Return is true, correct and complete in all material respects. All Asset Taxes that have become due and payable have been timely paid in full, whether disputed or not, and whether or not shown on any Tax Return. All withholding Tax requirements imposed with respect to the Purchased Assets or the Business have been satisfied in full in all respects.
(b)    There are no claims by any Taxing Authority pending for any unpaid Asset Taxes, and no assessment, deficiency, or adjustment with respect to Asset Taxes has been asserted or proposed or threatened in writing. No Tax audits or administrative or judicial proceedings with respect to Asset Taxes are being conducted or are pending or have been threatened in writing. There are no agreements, waivers, or other arrangements in force or effect providing for an extension of time with respect to the due date for the filing of any Tax Return for Asset Taxes or for the assessment or collection of any Asset Tax.
(c)    There are no Encumbrances (other than Permitted Encumbrances for current period Taxes not yet due and payable) on any of the Purchased Assets attributable to any Tax liability.
(d)    All of the Purchased Assets, to the extent required to be included on any applicable property tax roll under any applicable Law, have been properly listed and described on the applicable property tax rolls prior to and including the Closing Date and no portion of the Purchased Assets constitutes omitted property for property Tax purposes.
(e)    The Purchased Assets do not consist of property or obligations, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment or unclaimed property laws.
(f)    None of the Purchased Assets are subject to any tax partnership agreement or otherwise treated, or required to be treated, as held in an arrangement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.
Section 6.13    No Undisclosed Liabilities. The Seller does not have any Liabilities relating to the Business or the Purchased Assets (required under GAAP to be reflected on its financial statements or the notes thereto) other than those (i) specifically reflected on and fully reserved against in the Financial Statements, (ii) incurred in the ordinary course of business since the Financial Statement Date, or (iii) that would not reasonably be expected, individually or in the aggregate, to be material to the Business.
Section 6.14    Litigation; Compliance with Laws. The Seller has not (a) received any notice of any Proceeding, and there is no Proceeding pending, and to the knowledge of the Seller, there is no Proceeding threatened, against the Seller (or any of the officers, managers, directors or employees of the Seller with respect to their business activities on behalf of the Seller or with respect to the Business) or the Purchased Assets nor to the knowledge of the Seller is there any reasonable basis for any such Proceeding, (b) failed to comply with any Law in any material respect, nor (c) violated in any material respect any order, writ, injunction, judgment, or decree of any Governmental Entity. The Seller is not engaged in any Proceeding to recover monies due it or for damages sustained by it. There are no Proceedings pending or, to the knowledge the Seller, threatened against the Seller or to which the Seller is otherwise a party relating to this Agreement or the Transactions. The Seller and its employees and, to the knowledge of the Seller, each of its respective independent contractors and agents, have complied with and are in compliance in all material respects with all applicable Laws which affect the Business or any Purchased Asset and to which the Seller or any Purchased Asset is subject, and no claim has been filed against, nor any notice given to, the Seller alleging a violation of any such Law.
Section 6.15    Permits and Licenses. The only permits, licenses, approvals or other authorizations (hereafter referred to as the “Permits”) necessary for the complete operation of the Business as it is presently operated, have been obtained, are in full force and effect, and are listed on Schedule 6.15. All such Permits are currently valid and no revocation, cancellation or withdrawal thereof has been effected or, to the knowledge of the Seller, is threatened or pending.
Section 6.16    Intellectual Property.
(a)    The Seller is the sole and exclusive owner of all right, title and interest in and to, or has the right to use, all Intellectual Property owned or purported to be owned by the Seller or used or proposed to be used, as of the Closing Date, in the operation of the Business, including in any works of authorship prepared by or for the Seller that resulted from or arose out of any work performed by or on behalf of the Seller by the Seller, any employee, former employee, officer, consultant or contractor of the Seller, in each case, free and clear of all Encumbrances or obligations to others, other than Permitted Encumbrances. All Intellectual Property owned by the Seller is valid, subsisting and enforceable.
(b)    The Intellectual Property owned by the Seller and any Intellectual Property licensed to the Seller and included in the Assumed Contracts includes all of the Intellectual Property necessary and sufficient to conduct the Business in the manner in which the Business is currently being conducted.
(c)    The Seller has taken adequate security measures to protect the secrecy, confidentiality and value of all trade secrets included in the Intellectual Property owned or used by it and any other non-public, proprietary information, which measures are reasonable in the industry in which the Business is operated.
(d)    Schedule 6.16(d) sets forth a complete and accurate list of (i) all software owned exclusively by the Seller that is material to the operation of the Business; (ii) all other software used in the Business that is not exclusively owned by the Seller, excluding “off-the-

shelf” software; and (iii) all software that is not transferable without violation of any applicable license thereon. The Seller has not used open source software in a manner that would require the disclosure or distribution of any Intellectual Property owned by the Seller or require the licensing of any such Intellectual Property at no or minimal cost.
(e)    Neither the Seller nor the conduct of the Business is currently, or has been in the past six (6) years, infringing on or misappropriating the Intellectual Property rights of any Person. The Seller is not obligated to make any payments by way of royalties, fees, or otherwise to any owner or franchisor, licensor, permitter, or easement grantor of, or other claimant to, any trademark, service mark, trade name, trade secret, copyright, patent or domain name, or any application of the foregoing with respect to the use thereof, in connection with the conduct of the Business. In the past six (6) years, no Person has infringed or misappropriated and no Person is currently infringing or misappropriating any of the Intellectual Property owned by the Seller.
(f)    The information technology systems of the Seller have not suffered any material failure within the past three (3) years and are commercially reasonably secure against intrusion. There is no “virus”, “worm”, “time bomb”, “key-lock”, “back door”, “drop dead device”, “Trojan horse”, “spyware”, or “adware” (as such terms are commonly understood in the software industry) in the Seller’s information technology systems. The Seller has not suffered any security breaches within the past three (3) years that have resulted in a third party obtaining unauthorized access to any confidential or personal information of the Seller or any of its customers or suppliers or the Seller’s information technology systems.
Section 6.17    Sufficiency of Purchased Assets. Except as disclosed on Schedule 6.07 and with the exception of the Excluded Assets, the Purchased Assets are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as presently conducted by the Seller and constitute all of the assets, contracts, leases and rights of every type and description, whether real or personal, tangible or intangible, that are used in, or necessary for, the conduct of the Business as it is presently being conducted by the Seller.
Section 6.18    Labor and Employment Matters.
(a)    Schedule 6.18(a)(i) is a true, complete and correct list of each current employee of the Seller (each, an “Employee” and, collectively, the “Employees”), and for each such Employee sets forth: (i) date of hire and service credit date (if different than date of hire); (ii) position; (iii) primary location of employment; (iv) base annual salary or hourly wage rate, as applicable; (v) prior year actual commission or bonus payment and current year commission or bonus target; (vi) equity, equity-based, and incentive compensation and other compensation for which such Employee is eligible; (vii) status as active or on leave of absence (and if on leave, anticipated return date); (viii) classification as exempt or non-exempt under the Fair Labor Standards Act and other applicable law; and (ix) details of any visa or other work permit applicable to such Employee. Seller has provided to Buyer copies of each employment contract applicable to any Employee. Schedule 6.18(a)(ii) is a true, complete and correct list of each individual who provides (whether directly or through an entity such individual controls) services to the Seller with respect to the Business or Purchased Assets in the capacity of an independent contractor, and for each such contractor, sets forth: (i) details of the services provided; (ii) location(s) where such services are provided; and (iii) details of the compensation and any contract applicable to such services. Seller has provided to Buyer copies of each contract applicable to the contractors listed on Schedule 6.18(a)(ii). Except as set forth on Schedule 6.18(a)(iii), Schedule 6.18(a)(i) and Schedule 6.18(a)(ii) include all employees and independent contractors that are reasonably necessary to operate and manage the Business and Purchased Assets as conducted as of the date hereof.
(b)    Neither the Seller, nor, with respect to the employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates nor the Purchased Assets nor the Business are or have ever been a party or subject to, or bound by, any collective bargaining agreement or other contract or agreement or bargaining relationship with any labor union, works council, or other labor organization. Neither the Seller, nor, with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates, nor the Business nor the Purchased Assets are experiencing or the subject of, nor have they experienced or been the subject of in the last five (5) years, or to the knowledge of the Seller, threatened by, any union organization campaign or any strike, slowdown, picketing, work stoppage, or other labor dispute with any labor union works council, or other labor organization, or group of employees, and there have not been any strikes, slowdowns, picketing, walkouts, work stoppages, lockouts or other labor disputes affecting the Seller, with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates, the Business or the Purchased Assets.
(c)    To the knowledge of the Seller, no Person (including any Governmental Entity or Employee) has any claim or basis for any other Proceeding against the Seller or with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates regarding its operations arising out of any Law relating to labor, employment or the employment of labor. There are no pending or, to the knowledge of the Seller, threatened lawsuits, charges, complaints or other Proceedings filed against Seller with the United States Equal Employment Opportunity Commission, National Labor Relations Board, Department of Labor or similar Governmental Entity, including, but not limited to, similar state or local agencies, nor have there been any in the last five (5) years.
(d)    The employment or employment termination of any employees of the Seller, or with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates, within the past five (5) years has been in compliance with all applicable Laws in all material respects.
(e)    The Seller is, and with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates are, and at all times during the past five (5) years have been, in compliance in all material respects with all Laws relating to labor, employment and the employment of labor, including, but not limited to, all material provisions thereof relating to wages, hours, equal employment opportunity, whistleblowing, workers’ compensation, occupational health and safety, employee leave and accommodation issues, recordkeeping, immigration, employee notices, anti-discrimination and anti-retaliation, collective bargaining, and the payment of social security and other Taxes, and is not liable for any arrearages of wages or any Taxes or penalties for failure to comply with any of the foregoing. The Seller is, and with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates are, and at all times during the past five (5) years have been, in compliance with the Fair Labor Standards Act and all other federal, state and local statutes, ordinances, and regulations concerning the wages and hours of employees and/or independent contractors and the classification of employees and contractors. There is no dispute, claim, investigation, audit, or other Proceeding pending with or, to the knowledge of the Seller, threatened by any Person or the United States Department of Labor or any other Governmental Entity concerning the wage and hour practices or any other practices with respect to labor or employment of Seller or, with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates. The Seller is, and with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates are, and at all times during the past five (5) years has been, in material compliance with all applicable foreign, federal, state and local laws, rules, and regulations regarding the employment authorization of its employees (including, without limitation, the Immigration Reform and Control Act of 1986, as amended and supplemented). Each Employee and any other individual who has provided services with respect to the Business or Purchased Assets has been timely paid all wages, bonuses, compensation and other sums owed to such Employee or other individual. None of the Seller, the Business or the Purchased Assets is a federal government contractor or subcontractor or subject to the requirements of Executive Order 11246.
(f)    The Seller is, and with respect to employees of any Affiliate of Seller who service or serviced the Purchased Assets or the Business, Seller’s Affiliates are, not subject to and has not incurred any liability or obligation with respect to the Worker Adjustment and Retraining Notification Act of 1988 or by any equivalent state Law, and the regulations promulgated thereunder, or any similar state or local Law (collectively the “WARN Act”).
Section 6.19    Inventory. The Inventory included in the Working Capital is merchantable and in salable condition in all material respects consistent with past practices, and no portion of the Inventory included in the Working Capital is obsolete or unusable, as measured consistently with prior periods, except as set forth in the Financial Statements. Other than as reflected on Schedule 2.02(d), there are no forward commitments, either written or oral, for the purchase of any Inventory, including raw materials or supplies.
Section 6.20    Absence of Changes. Since the Financial Statement Date, (i) there has not been any Seller Material Adverse Effect and (ii) except as set forth on Schedule 6.20, there has not been:
(a)    any waiver by the Seller of a valuable right or of a material debt owed to the Seller;
(b)    any satisfaction or discharge of any Encumbrance or payment of any obligation by the Seller, except in the ordinary course of business consistent with past practices and that is not material to the Purchased Assets, financial condition, operating results or business of the Seller;

(c)    any default (including any event that with the giving of notice or passage of time would constitute a default by the Seller, or to the Seller’s knowledge, any other party thereto), termination or, to Seller’s knowledge, threatened termination under or amendment to any Material Contract (including the Assumed Contracts and the Real Property Leases);
(d)    any material change or increase in any compensation, compensation arrangement, agreement, or plan (including any increase in the rate of benefits, wages, salaries, incentive, severance, bonuses or other remuneration) with respect to any Employees or other current directors, managers, officers, independent contractors, or service providers who service the Purchased Assets or the Business, except in the ordinary course of business of Seller consistent with past practices;
(e)    any sale, assignment or transfer of any assets of the Seller, except in the ordinary course of business consistent with past practices;
(f)    any resignation or termination of employment of any officer or key employee of the Seller; and to the knowledge of the Seller, there are no impending resignation or termination of employment of any such officer or key employee, except any terminations due to the Closing and consummation of the Transactions;
(g)    receipt of notice that there has been a loss of, or material order cancellation by, any Top Customer or Top Supplier;
(h)    any Encumbrance (other than Permitted Encumbrances) with respect to any of the Purchased Assets;
(i)    any bonuses or profit sharing distribution of any kind or any loans or guarantees made by the Seller relating to the Seller or its operations, to or for the benefit of any of its employees, officers or directors, or any members of their immediate families, other than travel advances and other business-related advances made in the ordinary course of business consistent with past practices;
(j)    any declaration, setting aside, or payment of any dividend or other distribution in respect of any of the Seller’s units and/or membership interests, or any direct or indirect redemption, purchase or other acquisition of any of such units and/or membership interests or any option, warrant, or other right to purchase or acquire any units and/or membership interests, by the Seller;
(k)    any capital expenditure or commitment therefor, except in the ordinary course of business consistent with past practices;
(l)    any incurrence of Indebtedness or guaranty of Indebtedness, Liability or obligation by the Seller, except for the obligations incurred in the ordinary course of business consistent with past practices;
(m)    any material change in the method of accounting or auditing practice;

(n)    any write-off as uncollectible of any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves consistent with past practices, none of which individually or in the aggregate is material to the Seller;
(o)    any material delay in the payment of accounts payable past the date when such obligation would have been paid in the ordinary course of business, or material acceleration in the collection of accounts receivable in advance of when such receivable would have been collected in the ordinary course of business;
(p)    any business conducted by the Seller, or any transaction entered into by the Seller, except in the ordinary course of business consistent with past practices; or
(q)    any agreement or commitment by the Seller to do any of the things described in this Section 6.20.
Section 6.21    No Affiliates’ Assets, Leases or Contracts. Other than as reflected on Schedule 6.21, (a) none of the Purchased Assets are owned by any Person other than the Seller, and (b) all of the Assumed Contracts and Real Property Leases are with Persons who are not Affiliates of the Seller and were negotiated at arms’ length.
Section 6.22    Insurance Coverages. Schedule 6.22 contains a true, complete and correct listing of all policies of fire, liability, and other forms of insurance, including the amounts and types of coverages pursuant to which the Seller and the Purchased Assets are insured. Neither the Seller nor any of its Affiliates is in default with respect to any provision contained in any such insurance policy and neither the Seller nor any of its Affiliates has failed to give any required notice or present any claim under any such insurance policy as required by the terms thereof.
Section 6.23    Environmental Matters.
(a)    The Seller and the Business have at all times complied, and are in compliance, in all material respects with all Environmental Laws, which compliance has included obtaining and complying at all times in all material respects with all permits, licenses, registrations and other authorizations required pursuant to Environmental Laws (“Environmental Permits”) for the occupation of the Leased Real Property, the use and operation of the Purchased Assets and the operation of the Business. No Proceeding is pending or, to the knowledge of the Seller, threatened to revoke, modify or terminate such Environmental Permits.
(b)    The Seller has not received any written or oral notice, report, order, directive, or other information regarding any actual or alleged material violation of, or any material Liability or obligation under, Environmental Laws with respect to the Business or the Leased Real Property, or any request for information under the Comprehensive Environmental Compensation and Liability Act of 1980 (42 U.S.C. § 9601, et. seq.), as amended (“CERCLA”) (or any communication alleging responsibility as a potentially responsible party under CERCLA) or an analogous state statute with respect to the Business, the Purchased Assets, or the Leased Real Property.
(c)    Except as set forth on Schedule 6.23(c), (i) the Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, Released, or exposed any Person to, any substance, including any Hazardous Material, or owned or operated any property or facility which is or has been contaminated by any Hazardous Material, so as to give rise to any material Liabilities, including any material Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any material investigative, corrective or remedial obligations, pursuant to CERCLA or any Environmental Laws and (ii) there has been no Release or threatened Release of any Hazardous Materials on, at, to or from the Leased Real Property or properly formerly owned or operated, or from any location where Hazardous Materials from the operations or activities of the Seller or the Business have come to be located.
(d)    With the exception of obligations to indemnify third parties for environmental losses caused by the Seller in the performance of its services under master service agreements on terms and conditions that are consistent in all material respects with the terms and conditions of the master service agreements made available to the Buyer prior to the date hereof, the Seller has not assumed, undertaken, become subject to, or provided an indemnity with respect to any material Liability, including without limitation any material investigative, corrective or remedial obligation, of any other Person relating to Environmental Laws. The Seller has furnished to the Buyer true, correct and complete copies of all environmental audits, assessments and reports, and all other documents materially bearing on environmental, health or safety Liabilities, relating to the past or current operations, properties or facilities of the Business (including the Leased Real Property), in each case which are in its possession or under its reasonable control.
(e)    There are no pending or, to the knowledge of the Seller, threatened Proceedings or other similar matters of any nature pursuant to or relating to Environmental Laws or relating to pollution or Hazardous Materials (including the presence of Hazardous Materials) with respect to or affecting the Business, the Purchased Assets, or the Leased Real Property or any other property owned or operated by the Seller or the Business.
(f)    Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity pursuant to any Environmental Laws.
For purposes of this Section 6.23, the following terms will have the following meanings:
(i)    “Hazardous Material” means any material, substance or waste which is regulated under, or may give rise to Liability or standards of conduct pursuant to, any Environmental Law, including petroleum, any fraction of petroleum, natural gas, synthetic gas and any mixtures thereof, asbestos and/or asbestos-containing materials, radioactive materials, and polychlorinated biphenyls (“PCBs”) or materials or fluids containing PCBs;
(ii)    “Environmental Laws” means, whenever in effect, all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, natural resources, including those Laws relating to the storage, handling and use of Hazardous

Materials, those relating to the generation, processing, treatment, storage, transport, disposal or other management of Hazardous Materials, those Laws relating to the Release, reporting, discharge, investigation, or remediation of, or exposure to Hazardous Materials, or pollution or protection of the environment or threatened or endangered species or environmentally sensitive areas. Environmental Law includes but is not limited to CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and analogous state or local Laws, as each has been or may be amended and the regulations promulgated pursuant thereto; and
(iii)    “Release” means the depositing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, dispersing, leaching, dumping or disposing.
Section 6.24    Customers and Sales.
(a)    Schedule 6.24 attached hereto and incorporated herein by reference, is a true and accurate list of each of the top ten customers (collectively, “Top Customers”) and top ten suppliers (collectively, “Top Suppliers”) of the Seller, by dollar volume, for the fiscal year ended December 31, 2025. Set forth opposite the name of each Top Customer is the dollar amount of sales attributable to such Top Customer for such periods.
(b)     (i) Except as reflected on Schedule 6.24, no officer, manager or holder of equity interests of the Seller possesses, directly or indirectly, any material financial interest in, or as a director, officer or employee of, any Person that is a supplier, customer, lessor, lessee, or competitor of the Seller and (ii) (A) the Seller is not engaged in any dispute with any Top Customer or Top Supplier and (B) no Top Customer or Top Supplier has canceled, terminated or otherwise materially altered, or to the knowledge of the Seller, is contemplating cancelling, terminating or otherwise materially altering, its relationship with the Seller (or the Buyer after the Closing).
Section 6.25    Accounts and Notes Receivable and Payable.
(a)    A complete and accurate list of the Accounts Receivable reflected on the Financial Statements and arising after the Financial Statement Date, showing the aging thereof, is included on Schedule 6.25. The Accounts Receivable have arisen from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms. The Accounts Receivable reflected on the Financial Statements are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts reflected thereon, which reserves the Seller believes are adequate and were calculated in the ordinary course of business and in accordance with GAAP consistently applied. The Accounts Receivable arising after the Financial Statement Date are good and collectible at the aggregate recorded amounts thereof, which reserves are adequate and were calculated in the ordinary course of business consistent with past practice and in accordance with GAAP consistently applied. None of the Accounts Receivable (i) are subject to any setoffs or counterclaims (except for ordinary-

course disputes not material in the aggregate) or (ii) represent obligations for goods sold on consignment, on approval or on sale or return basis or subject to any other repurchase or return arrangement.
(b)    All accounts payable of the Seller reflected in the Financial Statements or arising after the date thereof are the result of bona fide transactions in the ordinary course of business and are not yet due and payable.
Section 6.26    Uncleared Checks. Schedule 6.26 sets forth the true and correct aggregate dollar amount of all outstanding checks or other negotiable instruments used like checks of the Seller as of the Effective Time.
Section 6.27    Benefit Plans.
(a)    Schedule 6.27(a) sets forth a complete and correct list of each Employee Benefit Plan. With respect to each Employee Benefit Plan that the Seller’s employees are eligible to participate, the Seller has provided to the Buyer complete and correct copies of (as applicable): (i) the current plan document (and summaries of any Employee Benefit Plan that is unwritten) and summary plan description, together with all amendments, (ii) the most recent determination letter received from the IRS, (iii) the most recent IRS Form 5500 annual report (with applicable attachments) as filed for the past three years, (iv) all related trust agreements, custodial agreement, insurance contracts and policies, administration agreement, investment management or investment advisory agreement, or other funding arrangements, (v) all material and non-routine notices, letters or other correspondence from the IRS or the United States Department of Labor relating to the Employee Benefit Plan, (vi) the most recently completed non-discrimination testing results, and (vii) any other documents or data relating to the Employee Benefit Plan that are reasonably requested by the Buyer.
(b)    Except as would not reasonably be expected to result in material Liability to Buyer or any of its Affiliates, each Employee Benefit Plan has been established, maintained, funded and administered in accordance with its terms and applicable Law.
(c)    There does not now exist, nor, to the knowledge of the Seller, do any circumstances exist that could reasonably be expected to result in, any Controlled Group Liability of the Seller or any ERISA Affiliate of the Seller that would be, or could reasonably be expected to become, a Liability following the Closing Date of the Buyer or any of its Affiliates.
(d)    Neither the execution and delivery of this Agreement, nor the consummation of the Transactions (either alone or in combination with another event) can be reasonably expected to (i) entitle any current or former director, officer, employee or individual service provider of the Seller or any of its Affiliates to any payment (including severance pay, change in control bonus or similar compensation), any cancellation of indebtedness, or any increase in compensation, in each case, from the Seller, (ii) result in the acceleration of payment, funding or vesting under any Employee Benefit Plan, (iii) limit the ability of the Seller or the Buyer or any of its Affiliates to amend or terminate any Employee Benefit Plan, or (iv) result in any increase in benefits payable under any Employee Benefit Plan. No amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the Transactions (either alone or in combination with another event) can be reasonably expected to be an “excess parachute payment” within the meaning of Section 280G of the Code. The Seller does not have any obligation to make a “gross-up” or similar make-whole payment in respect of any Taxes that may become payable by any current or former employee or other individual service provider of the Seller or any of its Affiliates under Section 4999 of the Code.
(e)    None of the Seller or any of its ERISA Affiliates, sponsors, maintains, contributes to or has an obligation to contribute to, or otherwise has any material Liability with respect to (or has in the last six years sponsored, maintained, contributed to or been required contribute to, or otherwise had any material Liability with respect to): (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code or (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code) or a “multiemployer plan” (within the meaning of Section 3(37) of ERISA).
(f)    Other than as required under Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, or similar state or local Law, no Employee Benefit Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement or other termination of employment (other than fully insured death benefits when termination occurs upon death). No Employee Benefit Plan provides, or has any obligation to provide, welfare benefits to any Person who is not a current or former employee of the Seller, or a dependent or beneficiary thereof.
Section 6.28    Broker’s or Finder’s Fees. No broker, Person or firm acting on behalf of the Seller or its Affiliates or under its or their authority is or will be entitled to any commission, broker’s or finder’s fee or financial advisory fee from the Seller or its Affiliates in connection with any of the Transactions for which the Buyer could become liable.
Section 6.29    Foreign Person. The Seller is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations promulgated thereunder.
Section 6.30    Anti-Corruption and Trade Controls. The Seller and each of its officers, directors and employees, (collectively, the “Relevant Persons”) have not directly or indirectly violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 (as amended) or any other anti-corruption or anti-bribery laws or regulations applicable to Seller. The Relevant Persons have not in the course of their actions for, or on behalf of, the Seller engaged directly or indirectly in transactions prohibited by any law administered by the U.S. Treasury Department Office of Foreign Assets Control, or by any other applicable economic or trade sanctions law.
Section 6.31    Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT AND IN THE OTHER APPLICABLE ANCILLARY AGREEMENTS, NONE OF THE SELLER, THE SELLER OWNERS OR ANY OTHER PERSON ON BEHALF OF THE SELLER OR ANY SELLER OWNER, MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE SELLER, THE PURCHASED ASSETS OR THE BUSINESS, AND ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER, ANY SELLER OWNER, THE PURCHASED ASSETS OR THE BUSINESS ARE HEREBY DISCLAIMED. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES

CONTAINED IN THIS AGREEMENT AND IN THE OTHER APPLICABLE ANCILLARY AGREEMENTS, NONE OF THE SELLER, THE SELLER OWNERS OR ANY OTHER PERSON ON BEHALF OF THE SELLER OR ANY SELLER OWNER IS, DIRECTLY OR INDIRECTLY, MAKING ANY REPRESENTATIONS OR WARRANTIES REGARDING ANY PRO-FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE SELLER, THE PURCHASED ASSETS OR THE BUSINESS.
ARTICLE VII
INDEMNIFICATION
Section 7.01    Indemnification by the Seller.
(a)    Subject to the other provisions of this Article VII, the Seller hereby agrees to indemnify, reimburse, defend and hold harmless the Buyer, its Affiliates and its and their respective equity holders, officers, directors, members, managers, partners, employees, agents, advisors, consultants, representatives, successors and permitted assigns (each a “Buyer Indemnitee” and, collectively, the “Buyer Indemnitees”) from and against and in respect of:
(i)    any claim, loss, Liability, deficiency, damage, Tax or expense (including reasonable legal expenses and costs arising from or incurred in connection with any Proceeding relating to any matter described in this clause or in enforcing the indemnity provided by this Section 7.01) (each, a “Loss”) suffered or incurred by any Buyer Indemnitee resulting from or arising out of or in connection with any (A) misrepresentation, breach of warranty or breach of representation by the Seller or (B) breach or non-fulfillment of any covenant or agreement on the part of the Seller, in each case, contained in this Agreement, the Ancillary Agreements or any exhibit, schedule or annex to the Agreement or the Ancillary Agreements or any certificate or other agreement or instrument delivered hereto or thereto;
(ii)    any Loss suffered or incurred by any Buyer Indemnitee arising out of, in connection with, or related to the Excluded Obligations or Excluded Assets of every kind and description, regardless of how or when the Loss may have arisen and including any such Loss incurred by the Buyer for sums accrued for on the Financial Statements but which later prove to be inadequate; and
(iii)    any amounts for which the Seller is obligated to indemnify the Buyer pursuant to Section 8.08(d), as applicable.
(b)    THE INDEMNIFICATION PROVISIONS CONTAINED IN THIS SECTION 7.01 ARE INTENDED BY THE PARTIES TO APPLY IN ACCORDANCE WITH THEIR TERMS, AND SUBJECT TO ANY LIMITATIONS STATED HEREIN, IRRESPECTIVE OF WHETHER STRICT LIABILITY (INCLUDING UNDER CERCLA) OR THE FAULT OF ANY OF THE PARTIES TO BE INDEMNIFIED (INCLUDING THE NEGLIGENCE, IN FULL OR IN PART, OF ANY SUCH PARTY) IS ALLEGED OR PROVEN IN CONNECTION WITH A MATTER FOR WHICH INDEMNIFICATION IS SOUGHT BUT SHALL NOT APPLY TO LOSSES TO THE EXTENT RESULTING FROM THE NEGLIGENCE OF THE PARTIES TO BE INDEMNIFIED. THE BUYER AND THE SELLER ACKNOWLEDGE AND AGREE THAT THE FOREGOING PROVISIONS (i) DO

NOT ALTER THE AGREEMENTS OF THE PARTIES IN SECTION 7.01 AND (ii) ARE INTENDED SOLELY TO COMPLY WITH THE EXPRESS NEGLIGENCE RULE AND ARE CONSPICUOUS.
Section 7.02    Indemnification by the Buyer.
(a)    Subject to the other provisions of this Article VII, the Buyer and Issuer jointly and severally hereby agree to indemnify, reimburse, defend and hold harmless the Seller, its Affiliates and its and their respective equity holders, officers, directors, members, managers, partners, employees, agents, advisors, consultants, representatives, successors and permitted assigns (each a “Seller Indemnitee” and, collectively, the “Seller Indemnitees”) from and against and in respect of:
(i)    any Loss suffered or incurred by a Seller Indemnitee resulting from or arising in connection with any (A) misrepresentation, breach of representation or breach of warranty by the Buyer, or (B) breach of any covenant or agreement on the part of the Buyer, in each case, contained in this Agreement, the Ancillary Agreements, or any exhibit, schedule or annex attached to the Agreement or the Ancillary Agreements or any certificate or other agreement or instrument delivered hereto or thereto;
(ii)    any Loss suffered or incurred by any Seller Indemnitee arising out of, in connection with, or related to any Assumed Obligation of the Buyer of every kind and description, regardless of how or when the Loss may have arisen; and
(iii)    any amounts for which the Buyer is obligated to indemnify the Seller pursuant to Section 8.08(d), as applicable.
Section 7.03    Certain Limitations.
(a)    Notwithstanding anything herein to the contrary, for purposes of this Article VII, the amount of Losses in respect of any breach of a representation or warranty will be determined without regard to any limitation or qualification as to materiality, Seller Material Adverse Effect, or similar language set forth in such representation or warranty; provided, that such qualifiers shall be given full effect for purposes of determining whether a breach of such representation or warranty has occurred. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or agreement, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. The rights of the Buyer to indemnification or any other remedy under this Agreement shall not be impacted or limited by any knowledge that the Buyer acquired, or could have acquired, whether before or after the Closing or the Closing Date, nor by any investigation or due diligence inquiry conducted by the Buyer. The Seller hereby acknowledges that, regardless of any investigation or due diligence inquiry conducted by or on behalf of the Buyer, and regardless of the results of any such investigation or inquiry, the Buyer has entered into this Agreement and the Transaction in express reliance upon the representations and warranties of the Seller made in this Agreement.
(b)    The representations and warranties contained in this Agreement will survive the Closing for a period of 18 months following the Closing Date (the “General

Survival Period”); provided, however, that (i) the representations and warranties made pursuant to Sections 6.01 (Organization, Good Standing and Qualification), 6.02 (Power and Authority), 6.03 (Validity of Contemplated Transactions), 6.07(b) (Condition of and Title to Purchased Assets), and 6.28 (Broker’s or Finder’s Fees) (collectively the “Seller Fundamental Representations”) will survive indefinitely, (ii) the representations and warranties made pursuant to Sections 6.12 (Taxes), 6.18 (Labor and Employment Matters), 6.23 (Environmental Matters), 6.27 (Benefit Plans) and 6.29 (Foreign Person) will survive until 60 days after the expiration of the relevant statute of limitations, including any extension thereof (which will include any extension of the statute of limitations for the assessment or collection of any Tax) and (iii) the representations and warranties made pursuant to Sections 5.01 (Organization, Good Standing and Qualification), 5.02 (Power and Authority), 5.03 (Validity of Contemplated Transaction) and 5.06 (Broker’s or Finder’s Fees) (collectively the “Buyer Fundamental Representations”) will survive indefinitely (in each case and together with the General Survival Period, “Survival Period”). If a Claim Notice, which sets forth the facts that a Party believes, in good faith, constitute a reasonable basis for indemnification, has been given prior to the expiration of the applicable Survival Period and the Indemnified Party is reasonably pursuing such claim, then the relevant representations and warranties will survive as to such claim, until such claim has been finally resolved. Notwithstanding anything herein to the contrary, the obligations of the Seller set forth in Section 7.01(a)(ii) and the obligations of the Buyer set forth in Section 7.02(a)(ii) shall survive until fully performed according to their terms.
(c)    Except in the event of fraud, subject to the exceptions contained in this Section 7.03(c), each Party acknowledges and agrees that (i) the Seller will have no liability for indemnification with respect to an individual claim or series of related claims under Section 7.01(a)(i)(A) until the total of all such Losses with respect to such individual claim or series of related claims arising out of the same facts or circumstances exceeds $20,000 (the “De Minimis Threshold”), (ii) the Seller will have no liability for indemnification with respect to claims under Section 7.01(a)(i)(A) until the total of all such Losses exceeds $100,000 (the “Basket”), in which event the Seller shall be liable for all such Losses in excess of the Basket, and (iii) the Seller’s aggregate indemnification obligations under Section 7.01(a)(i)(A), collectively, shall not exceed $1,800,000 (the “Cap”). Notwithstanding the foregoing, neither the Basket nor the Cap will apply to any Losses suffered or incurred by any Buyer Indemnitee resulting from or arising out of or in connection with any breach of any Seller Fundamental Representation or Sections 6.12 or 6.29.
(d)    Except in the event of fraud, each Party acknowledges and agrees that (i) the Buyer and Issuer will have no liability for indemnification with respect to claims under Section 7.02(a)(i)(A) until the total of all such Losses exceeds the Basket, in which event the Buyer and Issuer shall be liable for all such Losses in excess of the Basket, and (ii) the Buyer and Issuer’s aggregate indemnification obligations under Section 7.02(a)(i)(A) shall not exceed the Cap. Notwithstanding the foregoing, neither the Basket nor the Cap will apply to any Losses suffered or incurred by any Seller Indemnitee resulting from or arising out of or in connection with any breach of any Buyer Fundamental Representation.

(e)    Notwithstanding anything to the contrary contained in this Agreement, no Party shall be liable to any other Party for any punitive, exemplary, special, incidental, indirect or consequential damages, in each case arising out of or relating to this Agreement or the transactions contemplated hereby, whether based on contract, tort or otherwise, except, in each case, to the extent actually awarded (and, in the case of punitive damages, actually awarded to a third party). Nothing in this Section 7.03(e) shall limit or restrict any Party’s liability for fraud or willful misconduct.
(f)    Payments by an Indemnifying Party pursuant to Section 7.01 or Section 7.02 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement. In the event that an insurance or other recovery is made by any Indemnified Party with respect to any Loss for which any such Person has been indemnified hereunder, then a refund equal to the aggregate amount of the recovery (net of any expenses incurred in connection therewith) shall be made promptly to the Indemnifying Party.
Section 7.04    Notice and Procedure.
(a)    Any Buyer Indemnitee or Seller Indemnitee claiming indemnity hereunder (hereinafter referred to as the “Indemnified Party”) will give the Party against whom indemnity is sought (hereinafter referred to as the “Indemnifying Party”) prompt written notice after obtaining knowledge of any claim or the existence of facts as to which recovery may be sought against in connection with the Indemnifying Party because of the indemnity provisions set forth in this Article VII (a “Claim Notice”). If such claim for indemnity arises in connection with a legal action instituted by a third party (hereinafter a “Third Party Claim”), the Indemnified Party hereby agrees that, within five (5) Business Days after it is served with notice of the assertion of any Third Party Claim for which it may seek indemnity hereunder, the Indemnified Party will provide the Indemnifying Party a Claim Notice of such Third Party Claim (a “Third Party Notice”); provided, however, that the failure to provide such notice will not release the Indemnifying Party from any of its obligations under this Article VII except to the extent that the Indemnifying Party is prejudiced by such failure to provide notice.
(b)    The Indemnifying Party will, (i) within 15 Business Days after the receipt of a Third Party Notice or (ii) within 20 Business Days after the receipt of any other Claim Notice, notify the Indemnified Party whether it accepts or contests its obligation of indemnity hereunder as claimed by the Indemnified Party. If the Indemnifying Party does not timely respond to such Claim Notice, it will be deemed to have accepted its obligation of indemnity hereunder.
(c)    If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party will have the right, after reaffirming in writing its obligation of indemnity hereunder with respect to all elements of such Third Party Claim, to conduct the defense of such action at its sole expense through counsel reasonably acceptable to the Indemnified Party. The Indemnified Party will cooperate in such defense as reasonably necessary to enable the Indemnifying Party to conduct its defense, including retaining such records as may be relevant to its defense and providing the Indemnifying Party with reasonable access to such records. The Indemnified Party will be entitled to retain its own counsel at its own expense in connection with any Third Party Claim that the Indemnifying Party has elected to defend. If the Indemnifying Party accepts its indemnity obligations hereunder in connection with a Third Party Claim, but elects not to conduct the defense thereof, the Indemnified Party may defend and/or settle such Third Party Claim and will be entitled to be indemnified and paid for the full amount of such claim and all costs and expenses, including attorneys’ fees, incurred in connection therewith pursuant to this Article VII.
(d)    No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably conditioned, withheld or delayed, or (ii) by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably conditioned, withheld or delayed.
(e)    If the claim for indemnity arises in connection with a Third Party Claim and the Indemnifying Party contests or does not accept its indemnity obligation hereunder, the Indemnified Party will have the right to defend and/or settle such Third Party Claim and thereafter seek indemnity from the other Party pursuant to this Article VII. Notwithstanding the foregoing, if (i) the Indemnifying Party is also a party against whom the Third Party Claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate, (ii) such Third Party Claim seeks non-monetary, injunctive or other equitable relief, (iii) such Third Party Claim is made against a Buyer Indemnitee by (A) a Governmental Entity or (B) any material customer or material supplier of the Buyer or any of its Affiliates, and the Buyer has determined in good faith that such Third Party Claim or the defense/settlement thereof would reasonably be expected to adversely affect its (or its Affiliates) continuing business relationship with any such material customer or material supplier, (iv) such Third Party Claim involves criminal or quasi-criminal allegations or seeks to impose any criminal penalty, fine or other sanction on any Buyer Indemnitee, (v) such Third Party Claim would reasonably be expected to result in Losses materially in excess of the Cap, or (vi) the Indemnifying Party fails to diligently conduct the defense of such Third Party Claim, as determined in good faith by the Indemnified Party, then, in each such case, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend/settle such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim.
(f)    If the claim for indemnity arises other than in connection with a Third Party Claim and the Indemnifying Party accepts its indemnity obligation hereunder, the Indemnifying Party will, upon the request of the Indemnified Party, pay the full amount of such claim as set forth on the Claim Notice to the Indemnified Party or any party designated by the Indemnified Party as directed by the Indemnified Party.

(g)    The Seller and the Buyer agree to treat any indemnity payment made pursuant to this Article VII as an adjustment to the Purchase Price for all Tax purposes. If, notwithstanding the treatment required by the preceding sentence, any indemnification payment under Article VII is determined to be taxable to the Indemnified Party by any Governmental Entity, the Indemnifying Party will also indemnify the Indemnified Party for any Taxes incurred by reason of the receipt of such payment and any Losses incurred by the Indemnified Party in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).
Section 7.05    Manner of Payment.
(a)    Any indemnification payments owing to a Buyer Indemnitee pursuant to this Article VII will be effected as follows:
(i)    first, to the extent the First Deferred Payment Amount has not been paid to the Seller pursuant to Section 3.02(a) as of such time, by deducting an amount equal to such Losses from the First Deferred Payment Amount;
(ii)    second, to the extent the Second Deferred Payment Amount has not been paid to the Seller pursuant to Section 3.02(b) as of such time, by deducting an amount equal to such Losses from the Second Deferred Payment Amount; and
(iii)    third, by wire transfer of immediately available funds from the Seller to an account designated in writing by the Buyer within five (5) Business Days after the determination thereof.
(b)    Any indemnification owing to a Seller Indemnitee pursuant to this Article VII will be effected by wire transfer of immediately available funds from the Buyer to an account designated in writing by the Seller within five (5) Business Days after the determination thereof.
(c)    Whenever the Buyer is to pay any amount to the Seller, any amounts that the Seller owes the Buyer pursuant to this Agreement may be deducted from the amount to be paid or distributed to the Seller before payment or distribution.
Section 7.06    Exclusive Remedy. Subject to Section 9.14, other than with respect to fraud of a Party, the indemnification provided for in this Article VII will be the sole and exclusive remedy available to any Party against another Party for any claims for any breach of any representation, warranty, covenant obligation or other agreement contained in this Agreement; provided, however, that the foregoing shall not preclude any Party from seeking injunctive relief or declaratory action with respect to any failure by the other Party to comply with any of the covenants or other agreements of such other Party contained in Section 8.05.
ARTICLE VIII
CONDUCT OF THE PARTIES AFTER CLOSING
Section 8.01    Cooperation; Receivables.
(a)    The Buyer, the Seller and their respective Affiliates will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased Assets to the Buyer. Without limiting the generality of the foregoing, the Seller and its Affiliates, at the request of the Buyer, but without additional consideration or expense, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the rights, title and interest in and to the Purchased Assets and the Assumed Obligations, including the Real Property Leases, the Assumed Contracts and the Assumed Purchase Orders, vests in the Buyer, will cooperate in the conduct of litigation and the processing and collection of insurance claims (subject to the rights and obligations of the Parties regarding indemnification under this Agreement), and will take such other actions as may reasonably be required to convey and deliver more effectively to the Buyer the Purchased Assets, the Real Property Leases, the Assumed Contracts and the Assumed Purchase Orders or to confirm and perfect the Buyer’s title thereto, as contemplated by this Agreement. In furtherance of the foregoing, if at any time either Party becomes aware that any asset that should properly have been transferred to the Buyer such as to make true and correct the representation set forth in Section 6.17 and is held by the Seller or any of its Affiliates, then the Seller shall promptly transfer or cause its applicable Affiliates to transfer such asset to the Buyer or its designated Affiliate and the Buyer shall promptly assume or cause its Affiliates to assume such asset, in each case for no consideration and at the Seller’s sole cost and expense. At the written request of the Buyer, the Seller will use commercially reasonable efforts to cause the Buyer to be subrogated to any rights the Seller may have under the insurance policies of the Seller which cover the Purchased Assets prior to Closing, subject in all respects to the terms and conditions of such insurance policies. For the avoidance of doubt, such commercially reasonable efforts by Seller and its Affiliates shall not require threatening or filing any lawsuit or other proceeding against any insurance company or insurance broker.
(b)    From and after the Closing, if the Seller or any of its Affiliates receives or collects any funds relating to any Accounts Receivable or any other Purchased Asset, the Seller or its Affiliate shall remit such funds to the Buyer within five (5) Business Days after its receipt thereof. From and after the Closing, if the Buyer or its Affiliate receives or collects any funds relating to any Excluded Asset, the Buyer or its Affiliate shall remit any such funds to the Seller within five (5) Business Days after its receipt thereof.
Section 8.02    Access to Books and Records; Financial Statements.
(a)    For the five (5) year period after the Closing Date, as long as the Buyer retains the books and records of the Seller acquired by the Buyer hereunder, it will provide the Seller with reasonable access during customary business hours to such books and records and as long as the Seller retains the books and records retained by the Seller hereunder, it will provide the Buyer with reasonable access during customary business hours to such books and records;

provided that in each case, (i) such access is (A) permissible under applicable Law and (B) does not jeopardize the health and safety of any employee of the Buyer or any of its Affiliates; and (ii) nothing herein shall require the Buyer or the Seller to provide access to, or to disclose any information if such access or disclosure would eliminate attorney-client privilege or an attorney work product legal privilege. Nothing in this Section 8.02 will prevent either the Seller or the Buyer from destroying books and records in compliance with such Party’s ordinary records retention policies, provided, however, such Party will first give 30 days’ prior written notice to the other Party and such other Party will have the right at its option and expense, upon prior written notice given to such Party within that 30-day period, to copy or take possession of the records within 60 days after the date of such notice.
(b)    After the Closing, the Seller and its Affiliates shall cooperate with the Buyer and take commercially reasonable efforts to prepare and deliver to the Buyer (at Buyer’s sole cost and expense) such additional financial statements or financial information as may be reasonably necessary for the Buyer and its Affiliates to comply with any applicable obligations under federal securities laws and all applicable accounting rules pursuant to GAAP.
Section 8.03    Manufacturers’ Warranties.
(a)    After the Closing, the Seller will reasonably cooperate with and assist the Buyer, but without Liability or undue expense to the Seller, subject to the rights of the Parties to indemnification under this Agreement, to pursue any manufacturers’ warranty claims pending as of the Closing Date or that may arise thereafter with respect to the Purchased Assets to the extent not assigned under Section 2.01(l). The Buyer will deal directly with the manufacturer and/or Seller’s suppliers for all claims arising from sales prior to the Closing Date for products that have pass-through warranties, and, in all cases, the Buyer will only contact the Seller for warranty claims where the Seller is obligated to pay any such claimant.
(b)    After the Closing, the Buyer will reasonably cooperate with and act as the Seller’s representative for, but without Liability or undue expense to the Buyer and subject to the rights of the Parties to indemnification under this Agreement, the commercially reasonable pursuit of any manufacturers’ warranty claims with respect to any Excluded Obligation on behalf of the Seller. Notwithstanding the foregoing, nothing herein will be construed to reduce, relieve or excuse the Seller of its liability for such Excluded Obligations under this Agreement.
Section 8.04    Ownership and Use of Name. As between the Parties, the Parties hereby agree that upon the Closing, the Seller shall have exclusive ownership of and the right to the use of the names “Wolf Pack Rentals”, “Wolf Pack”, “Wolfpack”, “WolfPack” or names, service marks, trademarks, trade names, d/b/a names, fictitious names, identifying symbols, logos, emblems, signs or insignia related thereto or otherwise used in the business of the Seller or confusingly similar to any of the foregoing (“Seller Marks”); and, Buyer shall have the right, for a period of twelve (12) months following the Closing, to continue using the Seller Marks in connection with the sale of products, goods, or services, and in all materials used in the Business, including signage, advertising, promotional materials, packaging, inventory, electronic materials, collateral goods, stationery, business cards, websites, invoices, receipts, forms, product, training and service literature and materials, and other materials (“Materials”), during which period

Buyer shall rebrand any facility or asset purchased hereunder. Notwithstanding the foregoing, nothing herein shall prohibit the use of the Seller Marks in a manner that constitutes a “fair use” under applicable Law.
Section 8.05    Non-competition; Non-solicitation; Non-disparagement; Confidentiality.
(a)    As a material inducement for the Buyer to enter into this Agreement, the Seller and each Seller Owner agree to the terms of this Section 8.05, which the Seller and each Seller Owner expressly acknowledge and agree are fair and reasonable in all respects. For the avoidance of doubt, each Seller Owner shall be bound by and subject to all provisions of this Section 8.05 applicable to the Seller and its Affiliates, and each Seller Owner expressly promises that such Seller Owner shall comply with (and each Seller Owner shall cause its Affiliates to comply with) the restrictions set forth in this Section 8.05.
(b)    For a period of three (3) years from and after the Closing Date, the Seller and each Seller Owner will not, and will not prepare to, (and shall cause their respective Affiliates not to, and not to prepare to), in the geographical areas set forth on Schedule 8.05(b), directly or indirectly, own, manage, engage in, operate, control, work for, consult with, render services for, maintain any ownership interest in (proprietary or financial or otherwise) or participate in the ownership, management, operation or control of any business, whether in corporate, proprietorship or partnership form or otherwise, that engages in providing services substantially similar to the Business (a “Restricted Business”); provided, that the restrictions contained in this Section 8.05(b) will not restrict any Seller Owner’s employment by the Buyer or any of its Affiliates or the acquisition by the Seller, any Seller Owner or their respective Affiliates, directly or indirectly, of less than five percent (5%) of the outstanding capital stock of any publicly traded company engaged in a Restricted Business.
(c)    For a period of three (3) years from and after the Closing Date, the Seller and each Seller Owner will not (and shall cause their respective Affiliates not to), directly or indirectly, cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Buyer or its Affiliates relating primarily to the Business (including any existing or former customer of the Seller, the Business or the Purchased Assets) or any other Person who has a material business relationship with the Buyer or its Affiliates within the Restricted Business, to terminate or lessen or inhibit the growth of any such actual or prospective relationship.
(d)    For a period of three (3) years from and after the Closing Date, the Seller and each Seller Owner will not (and shall cause their Affiliates not to), directly or indirectly cause, solicit, induce or encourage any Transferred Employees, or any contractors that provided services to the Seller or any of its Affiliates in connection with the Business or the Purchased Assets prior to the Closing and who become engaged by the Buyer or its Affiliates after the Closing, to leave such employment or to terminate or lessen such services; provided, however, this Section 8.05(d) will not preclude the Seller or its Affiliates from making any general solicitation or advertisement not targeted at such individual or group of individuals.
(e)    From and after the Closing Date, (i) the Seller and each Seller Owner will not (and shall cause their respective Affiliates not to), directly or indirectly, make any public statement, or cause any public statement to be made or attributed to the Seller, such Seller Owner or any of their respective Affiliates, that disparages, calls into disrepute, defames or slanders the Business, any of the Purchased Assets, the Buyer or any of its Affiliates or any of its or their respective businesses, products or services and (ii) the Buyer will not (and shall cause its Affiliates not to), directly or indirectly, make any public statement, or cause any public statement to be made or attributed to the Buyer or its Affiliates, that disparages, calls into disrepute, defames or slanders the Seller, any Seller Owner or any of its or their Affiliates or any of its or their respective businesses, products or services. Nothing in this Section shall prohibit any party from making truthful statements (A) as required by Law or the rules and regulations of the Securities and Exchange Commission or any securities exchange on which such party’s securities are listed, (B) in connection with any filing with, or communication to, any Governmental Entity, or (C) as required to enforce its rights under this Agreement.
(f)    From and after the Closing Date, the Seller and each Seller Owner will not (and shall cause their respective Affiliates not to), directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized officers, directors, members, managers, partners and employees of the Buyer or any of its Affiliates (and, in such circumstances, only to the extent necessary in order to further the best interests of the Buyer’s or its Affiliates’ operation of the Business) or use or otherwise exploit for its or his own benefit or for the benefit of anyone other than the Buyer or its Affiliates, any Confidential Information; provided, however, that the Seller may use Confidential Information in the Seller’s possession prior to the Closing Date solely for the post-Closing winding up activities of the Seller, including any litigation arising out of this Agreement or for which the Seller may owe independent obligations to the Buyer hereunder. The Seller, each Seller Owner and their respective Affiliates will not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by applicable Law; provided, that in the event disclosure is required by applicable Law or court order, the Seller or its Affiliate(s) will, to the extent reasonably possible, provide the Buyer with prompt notice of such requirement prior to making any disclosure so that the Buyer may seek an appropriate protective order at Buyer’s sole expense. Notwithstanding the foregoing, nothing in these confidentiality provisions shall restrict Seller Owners or any of their Affiliates who are employees or contractors, from (i) communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity or any possible violation of law or (ii) making any other disclosures protected by the whistleblower provisions of any applicable law, and no Seller Owner nor Affiliate employee or contractor will be held criminally or civilly liable under any federal or state trade secret law for disclosing a trade secret: (A) (1) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding, if such filing is made under seal.
(g)    The covenants and undertakings contained in this Section 8.05 relate to matters that are of a special, unique and extraordinary character and a violation of any of the terms of this Section 8.05 will cause irreparable injury to the Buyer, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 8.05 will be inadequate. Therefore, the Buyer will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach, or threatened breach, of this Section 8.05 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by this Section 8.05 are cumulative and in addition to any other rights and remedies which the Buyer may have hereunder or at law or in equity.
(h)    The Parties agree that, if any court of competent jurisdiction in a final non-appealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 8.05 is unreasonable, arbitrary or against public policy or otherwise unenforceable, then a lesser period of time, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party, and this Section 8.05 shall thereby be reformed.
(i)    Each of the Seller and the Seller Owners expressly acknowledges and agrees that the covenants contained in this Section 8.05 are the result of arm’s-length bargaining and are fair and reasonable in light of (i) the nature and wide geographic scope of the business and assets acquired by the Buyer pursuant to this Agreement, which business is marketed and provided throughout the geographical areas set forth on Schedule 8.05(b); (ii) the Seller’s and each Seller Owner’s level of control over and contact with the Business and Purchased Assets conveyed through this Agreement, and association with the goodwill of such business and assets; (iii) the Seller’s and Seller Owner’s knowledge of the Confidential Information, including such information conveyed through Agreement, which information would inevitably be disclosed if the Seller or such Seller Owner were to violate any of the provisions of this Section 8.05; and (iv) the consideration that the Seller and each Seller Owner are directly or indirectly receiving in connection with the Transactions, and the goodwill and confidential and proprietary information that the Seller and each Seller Owner are causing to be conveyed hereunder, and for which the Buyer is paying.
Section 8.06    Transactional Expenses. Except as otherwise expressly provided in this Agreement, the Parties agree to bear their respective fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including the respective fees and expenses of their counsel, accountants and other experts.
Section 8.07    Tax Cooperation; Tax Proceedings. Each Party shall cooperate (and shall cause its Affiliates to cooperate) fully, as and to the extent reasonably requested by any other Party, in connection with the filing of Tax Returns and any inquiry, examination, claim, assessment, audit, litigation, or other proceeding with respect to Taxes imposed on or with respect to the Purchased Assets (each, a “Tax Proceeding”). Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information which are reasonably relevant to any such Tax Returns or Tax Proceeding relating to the Purchased Assets, and making representatives and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Any information obtained by a Party or its Affiliates from another Party or its Affiliates in connection with any Tax matters to which this Agreement applies will be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or in conducting any Tax Proceeding or as may otherwise be necessary to enforce the provisions of this Agreement.
Section 8.08    Employee Matters.
(a)    The Buyer or its Affiliate shall make offers of employment to all of the Employees, except those set forth on Schedule 6.18(a)(iii) (the “Transferred Employees”).
(b)    The Transferred Employees will be treated in a manner that is consistent with the treatment of new-hire employees of the Buyer or its applicable Affiliate; provided, however, that the Buyer shall undertake commercially reasonable efforts to ensure that each Transferred Employee will be credited with “time in service” with the Seller for each employee benefit plan of the Buyer (whether administered by the Buyer or by a third-party employee leasing or management company) that the Buyer offers to that Transferred Employee for the period that such Transferred Employee was employed by the Seller. Notwithstanding the foregoing, such service shall not be recognized to the extent that such recognition would result in a duplication of benefits with respect to the same period of service.
(c)    This Section 8.08 will not be construed to require the Buyer or any of its Affiliates to offer any particular benefit package to the Transferred Employees.
(d)    The Seller will be solely responsible for, and shall indemnify and hold harmless the Buyer and its Affiliates from and against, any and all Retained Employee-Related Liabilities. From and after the Closing Date, the Buyer will be solely responsible for, and shall indemnify and hold harmless the Seller and its Affiliates from and against, any and all Liabilities reasonably incurred by Seller or its Affiliates pursuant to any Employee Benefit Plan set forth on Schedule 6.27(a) arising from or relating to the termination of the employment by Seller or its Affiliates of any Employee with respect to whom Buyer or its Affiliate fails to make an offer of employment required by Section 8.08(a). From and after the date on which an Employee becomes a Transferred Employee, the Buyer will be solely responsible for, and shall indemnify and hold harmless the Seller and its Affiliates from and against, any and all Liabilities arising from or relating to the employment or termination of the Transferred Employees by the Buyer or its Affiliates.
(e)    The Seller shall provide COBRA continuation coverage (within the meaning of Section 4980B of the Code and the Treasury Regulations thereunder) to all individuals who are M & A qualified beneficiaries (within the meaning assigned to such term under Q&A-4 of Treasury Regulations Section 54.4980B-9) with respect to the Transactions for the duration of the period to which such individuals are entitled to such coverage as required by Law. The Seller shall take any and all necessary actions to ensure that the Buyer and its Affiliates are not required to provide such continuation coverage to any such individual at any time.
(f)    This Section 8.08 will be binding upon and inure solely to the benefit of each of the Parties and their respective successors and assigns, and nothing in this Section 8.08, express or implied, (i) will confer upon any Transferred Employee or other Person any legal or equitable right, benefit or remedy of any nature, including any third-party beneficiary rights, under or by reason of this Section 8.08, (ii) will limit the ability of the Buyer or any of its Affiliates to (A) terminate the employment of any Transferred Employee at any time and for any or no reason or (B) reduce the compensation of any Transferred Employee as part of a reduction in salary or other compensation or benefits that is generally applicable to similarly situated employees of the Buyer or its Affiliates, (iii) will be construed as an amendment, waiver or creation of any benefit or compensation plan, program, agreement, contract, policy or arrangement or (iv) will limit the ability of the Buyer or any of its Affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy, arrangement or term or condition of employment at any time assumed, established, sponsored or maintained by any of them.
Section 8.09    Insurance Matters. For a period of two (2) years following the Closing Date, the Seller shall cause its Affiliates to maintain in effect and not terminate, cancel, allow to lapse, amend, waive or modify in a manner adverse to the Seller, the Business or the Purchased Assets any occurrence-based insurance policy that covers the Seller, the Business or the Purchased Assets with respect to any occurrences, acts, omissions, events, conditions, facts, circumstances, losses, damages and/or liabilities which occur or exist or are alleged to have occurred or existed, or were incurred or claimed to have been incurred, at or at any time prior to the Closing (collectively, “Pre-Closing Insurance Policies”, and any such occurrences, acts, omissions, events, conditions, facts, circumstances, losses, damages and liabilities, “Pre-Closing Matters”); provided, that nothing herein shall restrict the Seller or its Affiliates from making claims for the benefit of the Seller or its Affiliates under the Pre-Closing Insurance Policies, and the Seller and its Affiliates shall be entitled to pursue, negotiate, settle or resolve any claim for the benefit of the Seller and its Affiliates under such Pre-Closing Insurance Policies. The Seller, on its own behalf and on behalf of its Affiliates, agrees that the Buyer and its Affiliates shall, subject in all respects to the terms of the Pre-Closing Insurance Policies, be entitled to seek to make claims under any such applicable Pre-Closing Insurance Policy following the Closing with respect to Pre-Closing Matters. For the avoidance of doubt and notwithstanding anything herein to the contrary, the Seller and its Affiliates make no representation or warranty regarding the willingness of any insurance company to accept or cover insurance claims submitted by the Buyer. The Seller shall use, and shall cause its Affiliates to use, commercially reasonable efforts to assist the Buyer or its Affiliates, as applicable, in asserting any such claims and making the benefits of any such Pre-Closing Insurance Policies available to the Buyer and its Affiliates, with such commercially reasonable efforts not to require threatening or filing any litigation or other proceeding against any insurance company. In furtherance of the foregoing, the Seller shall provide, and shall cause its Affiliates to provide, reasonable assistance to the Buyer and its Affiliates in connection with their investigation of the facts and circumstances underlying any potential claims, and their assertion of any such claims under any such Pre-Closing Insurance Policies, which shall include, for the avoidance of doubt, (i) providing information and documentation reasonably requested by the Buyer and its Affiliates and their respective representatives, including access to facilities and personnel of the Seller and its Affiliates, to the extent such information and documentation reasonably relates to any such potential claim, as soon as reasonably practicable, and in any event, with sufficient time to permit the Buyer and its Affiliates to comply with the terms of the applicable Pre-Closing Insurance Policy, and (ii)

subject in all respects to the terms and conditions of the Pre-Closing Insurance Policy, permitting the Buyer and its Affiliates to control any such claims, including negotiation and settlement of the claim with the applicable insurer, provided, that the Buyer shall not settle or compromise any such claim without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed). The Seller and its Affiliates make no representation or warranty regarding the willingness of any insurance company to accept or cover any insurance claim for any reason, including, without limitation, the presence of any anti-assignment clause or the identity or insurable interest of the person seeking insurance coverage.
Notwithstanding anything to the contrary in this Section 8.09, nothing in this Section 8.09 shall restrict the Seller or any of its Affiliates from winding up, liquidating and dissolving the Seller or any such Affiliate, and any such wind-up, liquidation or dissolution shall not be deemed a breach of this Section 8.09, regardless of the impact of such wind-up, liquidation or dissolution on the Pre-Closing Insurance Policies or the availability of coverage thereunder; provided, that Seller (or its Affiliates, as applicable) shall give written notice to Buyer of any such wind-up, liquidation or dissolution which would impact its rights under this Section 8.09 at least 30 days prior to such wind-up, liquidation or dissolution, and shall use commercially reasonable efforts to assign the rights to the Pre-Closing Insurance Policies to the Buyer, subject in all respects to the terms of the Pre-Closing Insurance Policies.
ARTICLE IX
MISCELLANEOUS
Section 9.01    Notices. Unless otherwise provided in this Agreement, any notice, request, consent, instruction or other document to be given under this Agreement by any Party to another Party will be in writing and delivered personally, by reputable overnight delivery service or other courier, by certified mail, postage prepaid, return receipt requested or sent by email transmission, and will be deemed given (a) immediately when sent by email between 9:00 A.M. and 6:00 P.M. (Houston, Texas time) on any Business Day (and when sent outside of such hours, at 9:00 A.M. (Houston, Texas time) on the next Business Day), (b) when received if delivered personally or by overnight delivery service or other courier or (c) on the date receipt is acknowledged if delivered by certified mail, postage prepaid, return receipt requested, as follows:
Buyer:    KLX Energy Services LLC
3040 Post Oak Boulevard, 15th Floor
Houston, Texas 77056

Attn: Chris Baker; Max Bouthillette
Email: CBaker@KLX.com; MaxB@KLX.com
With a copy to (which shall not constitute notice):
    Vinson & Elkins L.L.P.
    845 Texas Avenue, Suite 4700
    Houston, Texas 77002
    Attn: Sarah Morgan; Crosby Scofield
    Email: smorgan@velaw.com; cscofield@velaw.com
Seller:    Wolf Pack Rentals, LLC
27120 Fulshear Bend Dr
Suite 900-314
Fulshear, TX 77441
Attn: Stewart Cooper
Email: stewartc@wolfpackind.com

or to such other place and with such other copies as either the Buyer or the Seller may designate by written notice to the other in accordance with this Section 9.01.
Section 9.02    Assignability and Parties in Interest. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (by operation of law or otherwise) by the Seller or the Buyer without the prior written consent of the other party. Any attempted assignment made by the Seller or the Buyer without the other party’s prior written consent will be null and void ab initio and of no force or effect. Without limiting but subject to the foregoing, the Buyer may assign its rights under this Agreement, in whole or in part, to any Affiliate of the Buyer or for the benefit of any lender as collateral, which lender will be permitted to exercise any or all of such rights and transfer and assign all such rights to any purchaser, upon foreclosure or other exercise of remedies as to such collateral, or to any subsequent purchaser of the Purchased Assets.
Section 9.03    Counterparts. This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument. The execution of this Agreement by any Party hereto will not become effective until counterparts hereof have been executed by all the Parties hereto. It will not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.
Section 9.04    Waiver. The failure of any Party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

Section 9.05    Complete Agreement. This Agreement, the Ancillary Agreements, the Exhibits and Annexes hereto and thereto and the Schedules hereto and thereto delivered pursuant to this Agreement or such Ancillary Agreement contain the entire agreement between the Parties hereto with respect to the Transactions and, except as provided herein, supersede all previous oral and written and all contemporaneous oral negotiations, representations, commitments, writings and understandings relating to the subject matter hereof.
Section 9.06    Modifications and Waivers. The Buyer, on the one hand, and the Seller, on the other hand, may, by written agreement:
(a)    extend the time for the performance of any of the obligations or other acts of the other Party hereto;
(b)    waive any inaccuracies in the representations and warranties made by the other Party contained in this Agreement or in the Schedules hereto or any Ancillary Agreement delivered pursuant to this Agreement; and
(c)    waive compliance with any of the covenants or agreements of the other Party contained in this Agreement.
Section 9.07    Amendments. This Agreement may be amended, supplanted, changed or modified only by a written instrument executed by the Parties.
Section 9.08    Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement will, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.
Section 9.09    Time of Essence. The Parties to this Agreement acknowledge and agree that time is of the essence with respect to the consummation of the Transactions.
Section 9.10    No Benefit to Others. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, including any Ancillary Agreement, and notwithstanding the fact that the Issuer is a corporation, each Party, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than Parties, other than in the case of fraud, shall have any obligation hereunder and that it shall have no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith, against any former, current or future Affiliate of either Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of either Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future Affiliate, general or limited partner, stockholder or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a “Non-Party Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such Person against the Non-Party Affiliates, by the enforcement of any assessment or by any claim or action or by virtue of any statute, regulation or other applicable Law, or otherwise; it being expressly agreed and acknowledged that, other than in the case of fraud, no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Non-Party Affiliate, as such, for any obligations of the applicable party under this Agreement or the Transactions, under any documents or instruments delivered contemporaneously herewith, including any Ancillary Agreement, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Except to the extent otherwise expressly set forth in, and subject in all cases to the terms and conditions of and limitations herein, and except in the case of fraud, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party. Each Non-Party Affiliate is expressly intended as a third-party beneficiary of this Section 9.10.
Section 9.11    Attorneys’ Fees. In the event any Party hereto institutes litigation to enforce its rights or remedies under this Agreement, the Party prevailing in such litigation will be entitled to receive an award from the non-prevailing Party of the prevailing Party’s reasonable attorneys’ fees and costs incurred in connection with such litigation. The foregoing will include reasonable attorneys’ fees and costs (including paralegals’ fees) incurred at trial, on any appeal and in any Proceeding in bankruptcy. The agreement of the Parties represented by this Section 9.11 is in addition to, and not in lieu of, any other agreement or obligation of the Parties contained in this Agreement.
Section 9.12    Public Announcements The Buyer will not make any public announcements regarding the Transactions without the prior written consent of the Seller, including its approval of the content thereof, unless disclosure is otherwise required by applicable Law or the rules of any stock exchange, as applicable. Any public announcement which is required to be made by the Buyer will be made only after providing the Seller as much notice as is reasonably practicable and after giving consideration to any reasonable comments thereto. The Seller will not make any public announcements regarding the purchase price or the details of the Transactions without the prior written consent of the Buyer, including its approval of the content thereof.
Section 9.13    Survival of Agreement. All rights and obligations of the parties under this Agreement that by their terms contemplate performance after the Closing shall survive the Closing in accordance with their terms, or if no term is specified, until fully performed and the rights and obligations of the parties under Article VII shall survive in accordance with the terms set forth therein. If a party gives notice of a breach prior to the expiration of the applicable survival period of the breached provisions then such provisions will survive as to such claim until such claim has been finally resolved.
Section 9.14    Specific Performance. The Seller acknowledges that the Business and operations of the Seller are unique, and recognizes and affirms that in the event of a breach of this Agreement by the Seller, monetary damages may be inadequate and the Buyer may have no adequate remedy at law. Accordingly, in the event of any such breach, the Buyer and/or its successors or assigns may, in addition to any other rights and remedies existing in their favor, enforce their rights and the Seller’s obligations hereunder by an action or actions for specific performance, injunctive and/or other relief, without any requirement of proving actual damages or posting any bond or other security.

Section 9.15    Choice of Law; Jurisdiction; Venue; Waiver of Jury Trial.
(a)    THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The Parties hereby irrevocably and unconditionally submit to the exclusive personal jurisdiction of the Texas Business Court located in Houston, Texas or, solely to the extent such court does not have subject matter jurisdiction, the state or federal courts in the State of Texas located in Harris County, and any appellate court from any thereof (the “Chosen Courts”) solely in respect of the interpretation and enforcement of the provisions of this Agreement and the Ancillary Agreements, and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in the Chosen Courts or that the Chosen Courts are an inconvenient forum or that the venue thereof may not be appropriate, or that this Agreement or any Ancillary Agreement may not be enforced in or by such Chosen Courts, and the Parties irrevocably and unconditionally agree that all claims relating to such Proceeding shall be heard and determined in the Chosen Courts. The Parties hereby consent to and grant any such Chosen Court jurisdiction over the person of such Parties and, to the extent permitted by applicable Law, over the subject matter of such dispute.
(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be signed as of the date first above written.
BUYER:

KLX ENERGY SERVICES LLC

By:    /s/ Max Bouthillette
Name:     Max Bouthillette
Title:     Vice President & General Counsel

ISSUER:

KLX ENERGY SERVICES HOLDINGS, INC.

By:    /s/ Max Bouthillette
Name:    Max Bouthillette
Title:    Executive Vice President & General
    Counsel

Signature Page to Asset Purchase Agreement

SELLER:

WOLF PACK RENTALS, LLC

By:    /s/ Stewart Cooper
Name:    Stewart Cooper
Title:    President & CEO

Signature Page to Asset Purchase Agreement

SELLER OWNERS:

Solely for purposes of Section 8.05:

Stevie Cooper

/s/ Stevie Cooper

Stewart Cooper

/s/ Stewart Cooper

Signature Page to Asset Purchase Agreement

ANNEX A

ACCOUNTING PRINCIPLES

Net working capital

US$000	L6M Average
Current assets	**(4,583)**
Current liabilities	**8,271**
Reported working capital (from trial balance)	**3,688**
Intercompany adjustments	
(a) Wolf Pack Energy Services - Asset	13,407
(b) Wolf Pack Rentals, LLC. - Liability	(13,415)
Intercompany adjustments	(7)
Reported working capital, net of intercompany	**3,680**
Current assets, net of intercompany	**8,824**
Current liabilities, net of intercompany	**(5,144)**
Reported working capital, net of intercompany	**3,680**
Definitional adjustments	
(1) Accounts Receivable - Affiliates	(547)
(2) Cash and cash equivalents	(334)
(3) Interest Payable (Accrued)	29
(4) Accrued State Income Tax pay	97
(5) Joseph Franklin Receivable	(379)
(6) CapEx in AP	150
(7) Accrued bonuses	127
(8) RPM Equity Redemption	[80]
(9) Unpaid Customer Audit Settlements	[58]
(10) Accrued Vacation pay	33
(11) Owners Expenses (QofE adj #3)	[33]
(12) Transaction fees	[-]
Definitional adjustments	(653)
Definitional adjusted working capital	**3,028**

ACCOUNTING PRINCIPLES

Part I – Basis of Preparation

This Annex A sets forth details of the Accounting Principles that will be used for determining Indebtedness and Working Capital for the purposes of the Estimated Closing Statement, the Estimated Working Capital Statement, and the Estimated Indebtedness Adjustment (collectively, the “Statements”). Capitalized terms not defined in this Annex A have the respective meanings ascribed to such terms in the Asset Purchase Agreement (the “Agreement”) to which this Annex A is attached.

Statements shall be prepared using:
(i)    the same accounting principles, policies, procedures, categorizations, classifications, recognition bases, definitions, methods, valuations, practices and techniques applied in the preparation of the unaudited consolidated balance sheet of the Companies as of December 31, 2025 and the related unaudited consolidated statements of income of the Companies for year-ended December 31, 2025;

(ii)    to the extent not addressed in paragraph (i) above, GAAP; and

(iii)    to the extent not otherwise addressed in paragraphs (i) or (ii) above, the accounting principles, policies, procedures, categorizations, classifications, recognition bases, definitions, methods, valuations, practices and techniques (including in respect of the exercise of management judgment and estimation methodologies), as applicable, set out in Part II – Specific Policies below (collectively, the “Specific Policies”).

For the avoidance of doubt, paragraph (i) shall take precedence over paragraph (ii) and paragraph (iii), and paragraph (ii) shall take precedence over paragraph (iii).

Part II – Specific Policies
1.    Working Capital shall not give effect to (a) the Transactions or the other Transaction Documents or (b) any post-Closing reorganizations or the post-Closing intentions or obligations of the Buyer or any of its Affiliates. Working Capital shall be based on the facts and circumstances as they exist as of immediately prior to the Closing Date in accordance with FASB Accounting Standards Codification Topic 855, Subsequent Events. For the purposes of applying FASB Accounting Standards Codification Topic 855, Subsequent Events, the date on which the Post-Closing Statement is delivered by Buyer to Seller shall be deemed the date on which the financial statements were issued. Notwithstanding the foregoing, no post-Closing facts, events, developments or changes shall be taken into account, except to the extent they provide objective evidence of conditions existing as of Closing and are applied consistently with the methodology used to calculate Working Capital Target.

2.    The calculation of Working Capital shall be prepared (a) on the basis that the Companies are a going concern and (b) without taking into account any changes in, modifications or supplements or other revisions to GAAP, after the date of the Agreement, unless otherwise specified with particularity in these Calculation Principles.
3.    Working Capital will be calculated in U.S. Dollars. Assets and liabilities in Working Capital denominated in a currency other than U.S. Dollars shall be converted into U.S. Dollars using the exchange rate applicable to such other currency as published by the Wall Street Journal on the Business Day before the Closing Date.
4.    The provisions of this Annex A shall be interpreted to avoid double counting (whether positive or negative) of any item included in Working Capital, on the one hand, and Cash, Indebtedness, and Debt-Like Items on the other hand. For the avoidance of doubt, to the extent that items are included in Cash, Indebtedness, and Debt-Like Items, such items shall be excluded from the calculation of Working Capital.
5.    For the purposes of calculating Working Capital, no amount shall be included for changes in assets or liabilities as a result of purchase accounting adjustments.
6.
7.    Working Capital will be prepared as if the Closing Date occurs at the end of an accounting period, solely for purposes of applying ordinary-course cut-off procedures, and in a manner consistent with the Company’s historical month-end accounting practices and the methodology used to calculate Working Capital Target. For the avoidance of doubt, this policy shall not result in the accrual, reserve, reclassification or inclusion of any asset or liability that was not accrued, reserved, reclassified or included in the calculation of Working Capital Target, except to the extent consistent with the Company’s historical accounting practices..
8.    Working Capital means (a) current assets of the Company as determined in accordance with this Annex A, minus (b) the current liabilities of the Company as determined in this Exhibit A. For the avoidance of doubt, Working Capital shall include only the specific line items expressly identified as included in Annex A and shall exclude all other assets and liabilities, regardless of whether classified as current assets or current liabilities under GAAP.
9.    The calculation of Working Capital will take into account only current assets and current liabilities of the type and kind (i.e., only those line items) and adjustments reflected in the schedule set forth in Annex A and shall exclude any items specifically excluded from Annex A.

ANNEX B

FORM OF REGISTRATION RIGHTS AGREEMENT

[Attached.]

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 202[●], by and among KLX Energy Services Holdings, Inc., a Delaware corporation (“Parent”), Wolf Pack Rentals, LLC, a Texas limited liability company (the “Stockholder”). Parent and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
WHEREAS, Parent and the Stockholder have entered into that certain Asset Purchase Agreement, dated as of the date hereof (as the same may be amended or supplemented, the “Purchase Agreement”), pursuant to which Parent will indirectly acquire all of the Purchased Assets (the “Transaction”);
WHEREAS, upon the consummation of the Transaction, subject to the terms of the Purchase Agreement, the Stockholder shall receive the Purchased Common Stock (defined herein) as consideration for the sale of the Purchased Assets on [●], 2026 and [●], 2027, respectively; and
WHEREAS, Parent and the Stockholder desire to enter into this Agreement, to provide the Stockholder with certain rights relating to the registration of shares of the Purchased Common Stock to be received by it pursuant to the Transaction.
NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the Parties hereto hereby agree as follows:
1.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided that, for the purposes of this Agreement, the Stockholder shall not be deemed an Affiliate of Parent or any of its subsidiaries, and neither Parent nor any of its subsidiaries shall be deemed an Affiliate of the Stockholder.
“Agreement” has the meaning set forth in the preamble.
“Board” means the board of directors (or any successor governing body) of Parent.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday for commercial banks in New York, New York.
“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.01 per share, of Parent.
“Controlling Person” means a “controlling person” within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act.
“DTC” has the meaning set forth in Section 3(o).
“EDGAR” has the meaning set forth in Section 7(c).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.
“Parent” has the meaning set forth in the preamble and includes Parent’s successors by merger, acquisition, reorganization or otherwise.
“Party” and “Parties” have the meanings set forth in the preamble.
“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.
“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
“Purchase Agreement” has the meaning set forth in the recitals.
“Purchased Assets” has the meaning given to such term in the Purchase Agreement.
“Purchased Common Stock” means the shares of Common Stock to be issued and sold to Stockholder pursuant to the Purchase Agreement.
“Registrable Securities” means the Purchased Common Stock beneficially owned by the Stockholder; provided, however, that such Common Stock shall cease to be Registrable Securities when (i) such Common Stock has been disposed of pursuant to an effective
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Registration Statement and the recipient thereof may trade such shares of Common Stock without restriction, (ii) such Common Stock is sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act (or any successor rule under the Securities Act) are met and all restrictive legends have been removed from such Common Stock, (iii) upon consultation with Parent’s counsel, such Common Stock becomes eligible for immediate sale pursuant to Rule 144 (or any successor rule under the Securities Act) without time, volume or manner of sale restrictions, or (iv) such Common Stock ceases to be outstanding.
“Registration Statement” means any registration statement of Parent, including a Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.
“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities.
“Shelf Registration” has the meaning set forth in Section 2(a).
“Shelf Registration Statement” has the meaning set forth in Section 2(a).
“Shelf Supplement” means a supplement to a prospectus for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto.
“Stockholder” has the meaning set forth in the preamble.
“Transaction” has the meaning set forth in the recitals.
2.    Shelf Registration.
(a)    At any time after the effective time of the Transaction, a holder of Registrable Securities shall have the right to request the registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-3 (or Form S-1 if Parent is not eligible to use Form S-3 to register the Registrable Securities for resale) or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (the “Shelf Registration Statement”) for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (the “Shelf Registration”). Such request for the Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. Upon receipt of any such request, Parent shall promptly (but in no event later than five (5) Business Days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities, if any, who shall then have five (5)
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Business Days from the date such notice is given to notify Parent in writing of their desire to be included in such registration. Parent shall prepare and file with the Commission a Shelf Registration Statement covering all of the Registrable Securities that the holders thereof have requested to be included in such Shelf Registration within 20 days after the date on which the initial request is given and shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Shelf Registration Statement shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the holders of Registrable Securities. After the filing of the Shelf Registration Statement, and until all Registrable Securities covered by such Shelf Registration Statement have ceased to be Registrable Securities, Parent shall use its commercially reasonable efforts to ensure that such Shelf Registration Statement remains continuously effective.
(b)    Parent may postpone or suspend for up to 60 days the effectiveness or use of the Shelf Registration Statement, or the filing of any Shelf Supplement if the Board determines in its reasonable good faith judgment that such use or filing would: (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving Parent; (ii) require premature disclosure of material information that Parent has a bona fide business purpose for preserving as confidential; or (iii) render Parent unable to materially comply with requirements under the Securities Act or Exchange Act; Parent may delay or suspend under this Section 2(b) for not more than a total of 60 days during any 365-day period.
3.    Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Registration pursuant to the provisions of this Agreement, Parent shall as soon as reasonably practicable and as applicable:
(a)    subject to Section 2, prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective;
(b)    prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities subject thereto until the date on which all the Registrable Securities subject thereto have been sold pursuant to such Registration Statement, subject to Section 2(a);
(c)    within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by the holders of a majority of the Registrable Securities included in such Registration Statement, Prospectus or amendments or supplements thereto copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;
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(d)     notify each selling holder of Registrable Securities, promptly after Parent receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;
(e)    furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;
(f)    use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that Parent shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 3(f);
(g)     notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, Parent shall prepare and file as soon as practicable a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(h)    provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;
(i)    use its commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed;
(j)    (l) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its holders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than 30 days after the end of the 12-month period beginning with the first day of Parent’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if Parent timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;
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(k)    without limiting Section 3(f), use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;
(l)    notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;
(m)    advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;
(n)    permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a Controlling Person of Parent, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to Parent in writing, which in the reasonable judgment of such holder and its counsel should be included;
(o)    cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement; provided, that Parent may satisfy its obligations hereunder without issuing physical stock certificates through the use of the facilities of The Depository Trust Company (“DTC”);
(p)    not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with DTC; provided, that Parent may satisfy its obligations hereunder without issuing physical stock certificates through the use of the facilities of DTC;
(q)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to Parent, Parent will take all commercially reasonable action to make any such prohibition inapplicable; and
(r)    otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.
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4.    Expenses. All expenses (other than Selling Expenses) incurred by Parent in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by Parent, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) expenses of any audits incident to or required by any such registration; (iii) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for Parent in connection with “blue sky” qualifications or exemptions of the Registrable Securities) of any domestic jurisdictions, reasonably requested by the holders of Registrable Securities; (iv) printing expenses; (v) messenger, telephone and delivery expenses; (vi) fees and expenses of Parent’s counsel and accountants; and (vii) Financial Industry Regulatory Authority, Inc. filing fees (if any). In addition, Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.
5.    Indemnification.
(a)    Parent shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders, employees and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to Parent by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after Parent has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of
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the sale of Registrable Securities. This indemnity shall be in addition to any liability Parent may otherwise have.
(b)    In connection with any registration in which a holder of Registrable Securities is participating, such holder shall furnish to Parent in writing such information as Parent reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, Parent, each director of Parent, each officer of Parent who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for such holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.
(c)    Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 5, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such
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consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.
(d)    If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to Parent and relating to action or inaction required of Parent in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
6.    Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all
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questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
7.     Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of Parent to the public without registration, Parent shall:
(a)    use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;
(b)    use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act; and
(c)    furnish to any holder so long as such holder owns Registrable Securities, promptly upon request, (i) a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Parent, unless available in the Electronic Data Gathering, Analysis and Retrieval database of the Commission (“EDGAR”), (iii) such other reports and documents so filed or furnished by Parent as such holder may reasonably request in connection with the sale of Registrable Securities without registration and, unless such reports or documents are available in EDGAR and (iv) upon receipt of customary broker and holder representation letters, the opinion of Parent’s counsel, in form and substance reasonably acceptable to the transfer agent for the Common Stock, relating to such matters as such transfer agent may reasonably request in connection with the removal of any restrictive legends contained on such Common Stock.
8.    Recapitalization, Exchanges, Etc. Affecting the Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all Common Stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, splits, recapitalizations, pro rata distributions and the like occurring on or after the date of this Agreement.
9.    Termination. This Agreement shall terminate and be of no further force or effect with respect to the Stockholder when such Person shall no longer beneficially own any Registrable Securities; provided, that the provisions of Section 4 and Section 5 shall survive any such termination.
10.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:
(a)    if sent by registered or certified mail in the United States return receipt requested, upon receipt;
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(b)    if sent by nationally recognized overnight air courier, one (1) Business Day after mailing;
(c)    if sent by facsimile transmission, when transmitted and receipt is confirmed;
(d)    if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 10(a), Section 10(b) or Section 10(c), when transmitted and receipt is confirmed; and if otherwise actually personally delivered, when delivered. All communications to the Parties shall be sent to the following addresses (or any other address that any such Party may designate by written notice to the other Party):
If to Parent:
KLX Energy Services Holdings, Inc.
3040 Post Oak Boulevard, 15th Floor
Houston, TX 77056
Attention: Chris Baker; Max Bouthillette
Email: CBaker@KLX.com; MaxB@KLX.com

With copies (which shall not constitute notice) to:
Vinson & Elkins LLP
845 Texas Avenue, Suite 4700
Houston, Texas 77002
Attention: Sarah Morgan; Katherine Frank
Email: smorgan@velaw.com; kfrank@velaw.com
If to Stockholder:
Wolf Pack Rentals, LLC
[●]
Attention: [●]
Email: [●]
11.    Entire Agreement. This Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement, the terms and conditions of this Agreement shall control.
12.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Parent may assign this Agreement at any time in connection with a sale or acquisition of Parent, whether by merger, consolidation, sale of all or substantially all of Parent’s assets, or similar transaction,
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without the consent of the other Parties; provided, that the successor or acquiring Person agrees in writing to assume all of Parent’s rights and obligations under this Agreement.
13.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the Parties hereto hereby acknowledge that the Persons set forth in Section 5 are express third-party beneficiaries of the obligations of the Parties hereto set forth in Section 5.
14.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
15.    Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Parent and the holders of a majority of the then-outstanding Registrable Securities. No waiver by any Party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
16.    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
17.    Remedies. Each holder of Registrable Securities that is a Party hereto in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Parent acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and Parent hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
18.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the Delaware Chancery Courts located in Wilmington, Delaware, or, if such court shall not have jurisdiction, any federal court of the United States of America or other Delaware state court located in Wilmington, Delaware, and appropriate appellate courts therefrom, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts, and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
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19.    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party to this Agreement certifies and acknowledges that (a) no representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 19.
20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
21.    Further Assurances. Each of the Parties to this Agreement shall, and shall cause their controlled Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.
(SIGNATURE PAGES FOLLOW)

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IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.
KLX ENERGY SERVICES HOLDINGS, INC.

By:
Name:    Max L. Bouthillette
Title:    Executive Vice President & General Counsel

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WOLF PACK RENTALS, LLC

By:
Name:    Stewart Cooper
Title:    President & CEO

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